                                                                 EXHIBIT 17(b)

                         CLASS A AND CLASS B SHARES OF

                         AIM INTERNATIONAL GROWTH FUND

                           SUPPLEMENT TO PROSPECTUS
                            DATED SEPTEMBER 8, 1998


         The Board of Trustees of AIM Growth Series unanimously approved, on September 23, 1998, an Agreement and Plan of Reorganization ("Plan") pursuant to which AIM International Growth Fund ("International Growth Fund"), a series of AIM Growth Series, would transfer substantially all of its assets to AIM International Equity Fund ("International Equity Fund"), a series of AIM International Funds, Inc. As a result of the transaction, shareholders of International Growth Fund would receive shares of International Equity Fund in exchange for their shares of International Growth Fund, and International Growth Fund would cease operations. Like International Growth Fund, International Equity Fund seeks long-term growth of capital. International Equity Fund seeks to achieve its objective by investing in a diversified portfolio of international equity securities, the issuers of which are considered by the Fund's investment adviser to have strong earnings momentum.

         The Plan requires the approval of International Growth Fund shareholders and will be submitted to the shareholders for their consideration at a meeting to be held in February 1999. If the Plan is approved by shareholders of International Growth Fund and certain conditions required by the Plan are satisfied, the transaction is expected to become effective before the end of February 1999.

                                                            September 28, 1998

                                                                    [APPLICATION
                                                                         INSIDE]

 [AIM LOGO APPEARS HERE]       THE AIM FAMILY OF FUNDS--Registered Trademark--

CLASS A AND CLASS B SHARES OF
AIM INTERNATIONAL GROWTH FUND
(A SERIES PORTFOLIO OF AIM GROWTH SERIES)
PROSPECTUS
SEPTEMBER 8, 1998

This Prospectus contains information about AIM INTERNATIONAL GROWTH FUND (the "Fund"), which is one of several series investment portfolios comprising AIM Growth Series (the "Trust"), an open-end, series, management investment company. The Fund is a diversified portfolio which seeks long-term growth of capital by investing primarily in equity securities of issuers domiciled in its Primary Investment Area (as defined herein).

This Prospectus sets forth concisely the information about the Fund that prospective investors should know before investing. It should be read and retained for future reference. A Statement of Additional Information, dated September 8, 1998, has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated herein by reference. The Statement of Additional Information is available without charge upon written request to the Trust at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 347-4246. The SEC maintains a Web site at http://www.sec.gov that contains the Statement of Additional Information, material incorporated by reference, and other information about the Fund. Additional information about the Fund may also be obtained from http://www.aimfunds.com.

THE FUND'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND THE FUND'S SHARES ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
SUMMARY................................     2
THE FUND...............................     4
  Table of Fees and Expenses...........     4
  Financial Highlights.................     5
  Performance..........................     7
  Investment Program...................     7
  Risk Factors.........................    10
  Management...........................    12
  Organization of the Trust............    14
INVESTOR'S GUIDE TO THE AIM FAMILY OF
  FUNDS--Registered Trademark--........   A-1
  Introduction to The AIM Family of
     Funds.............................   A-1

                                         PAGE
                                         ----
  How to Purchase Shares...............   A-1
  Terms of Conditions of Purchase of
     the AIM Funds.....................   A-2
  Special Plans........................   A-9
  Exchange Privilege...................  A-12
  How to Redeem Shares.................  A-14
  Determination of Net Asset Value.....  A-19
  Dividends, Distributions and Tax
     Matters...........................  A-19
  General Information..................  A-23
APPLICATION INSTRUCTIONS...............   B-1

                                    SUMMARY
--------------------------------------------------------------------------------

THE FUND

  The Fund is a diversified series of the Trust.

  INVESTMENT OBJECTIVE. The Fund seeks long-term growth of capital.

  PRINCIPAL INVESTMENTS. The Fund invests primarily in equity securities of issuers domiciled in its Primary Investment Area (as defined herein).

  INVESTMENT MANAGERS. The Fund is managed by A I M Advisors, Inc. ("AIM") and is sub-advised and sub-administered by INVESCO (NY), Inc. (the "Sub-advisor"). AIM and the Sub-advisor and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-advisor are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia. AIM was organized in 1976 and, together with its subsidiaries, currently advises approximately 90 investment company portfolios.

  PURCHASING SHARES. Investors may select Class A or Class B shares of the Fund which are offered by this Prospectus at an offering price that reflects differing sales charges and expense levels. See "Terms and Conditions of Purchase of the AIM Funds -- Sales Charges and Dealer Concessions." Pursuant to a separate prospectus, the Fund also offers Advisor Class Shares, which represent interests in the Fund. The Advisor Class has different distribution arrangements.

  CLASS A SHARES -- Shares are offered at net asset value plus any applicable initial sales charge.

  CLASS B SHARES -- Shares are offered at net asset value without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 5% on certain redemptions made within six years from the date such shares were purchased. Class B shares automatically convert to Class A shares of the Fund eight years following the end of the calendar month in which a purchase was made. Class B shares are subject to higher expenses than Class A shares.

  Initial investments in any class of shares must be at least $500 and additional investments must be at least $50. The minimum initial investment is modified for investments through tax-qualified retirement plans and accounts initially established with an Automatic Investment Plan. The distributor of the Fund's shares is A I M Distributors, Inc. ("AIM Distributors"), P.O. Box 4739, Houston, TX 77210-4739. See "How to Purchase Shares" and "Special Plans."

  SUITABILITY FOR INVESTORS. An investor in Class A or Class B shares of the Fund should consider the method of purchasing shares that is most beneficial given the amount of the purchase, the length of time the shares are expected to be held, and other circumstances. Investors should consider whether, during the anticipated life of their investment in the Fund, the accumulated distribution fees and any applicable contingent deferred sales charges on Class B shares prior to conversion would be less than the initial sales charge and accumulated distribution fees on Class A shares purchased at the same time, and to what extent such differential would be offset by the higher return on Class A shares. To assist investors in making this determination, the table under the caption "Table of Fees and Expenses" sets forth examples of the charges applicable to each class of shares. Class A shares will normally be more beneficial than Class B shares to the investor who qualifies for reduced initial sales charges, as described below. Therefore, AIM Distributors will reject any order for purchase of more than $250,000 for Class B shares.

  EXCHANGE PRIVILEGE. The Fund is among those mutual funds distributed by AIM Distributors (collectively, "The AIM Family of Funds" or the "AIM Funds"). Class A and Class B shares of the Fund may be exchanged for shares of other funds in The AIM Family of Funds in the manner and subject to the policies and charges set forth herein. See "Exchange Privilege."

  REDEEMING SHARES. Class A shareholders of the Fund may redeem all or a portion of their shares at net asset value on any business day, generally without charge. A contingent deferred sales charge of 1% may apply to certain redemptions where a purchase of more than $1 million is made at net asset value. See "How to Redeem Shares -- Contingent Deferred Sales Charge Program for Large Purchases."

  Class B shareholders of the Fund may redeem all or a portion of their shares at net asset value on any business day, less a contingent deferred sales charge for redemptions made within six years from the date such shares were purchased. Class B shares redeemed after six years from the date such shares were purchased will not be subject to any contingent deferred sales charge. See "How to Redeem Shares -- Multiple Distribution System."

  DISTRIBUTIONS. The Fund currently declares and pays dividends from net investment income, if any, on an annual basis. The Fund generally makes distributions of realized capital gains, if any, on an annual basis. Dividends and distributions of the Fund may be reinvested at net asset value without payment of a sales charge in the Fund's shares or may be invested in shares of the other funds in The AIM Family of Funds. See "Dividends, Distributions and Tax Matters" and "Special Plans."

  RISK FACTORS. There is no assurance that the Fund will achieve its investment objective. The Fund's net asset value will fluctuate, reflecting fluctuations in the market value of its securities.

  The Fund invests primarily in foreign securities. Investments in foreign securities involve risks relating to political and economic developments abroad and the differences between the regulations to which U.S. and foreign issuers are subject. Individual foreign economies also may differ favorably or unfavorably from the U.S. economy. Changes in foreign currency exchange rates also may affect the Fund's net asset value, earnings and gains and losses realized on sales of securities.

  The Fund may engage in certain foreign currency, options and futures transactions to attempt to hedge against the overall level of investment or currency risk associated with its present or planned investments. Such transactions involve certain risks and transaction costs. See "Investment Program" and "Risk Factors."

  THE AIM FAMILY OF FUNDS, THE AIM FAMILY OF FUNDS AND DESIGN (I.E., THE AIM
LOGO), AIM AND DESIGN, AIM, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS AND LA FAMILIA AIM DE FONDOS AND DESIGN ARE REGISTERED SERVICE MARKS AND INVEST WITH DISCIPLINE AND AIM BANK CONNECTION ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC.

                                    THE FUND
--------------------------------------------------------------------------------

TABLE OF FEES AND EXPENSES

  The expenses and maximum transaction costs associated with investing in the Class A and Class B shares of the Fund are reflected in the following table(1):

                                                              CLASS A     CLASS B
                                                              -------     -------
Shareholder Transaction Costs(2):
  Maximum sales charge on purchases (as a % of offering
     price).................................................   5.50%       None
  Sales charges on reinvested distributions to
     shareholders...........................................   None        None
  Maximum deferred sales charge (as a % of net asset value
     at time of purchase or sale, whichever is less)........   None        5.00%
  Redemption charges........................................   None        None
  Exchange fees.............................................   None        None
Annual Fund Operating Expenses(3): (as a % of average net
  assets)
  Investment management and administration fees.............   0.98%       0.98%
  12b-1 distribution and service fees.......................   0.35%       1.00%
  Other expenses............................................   0.49%       0.49%
                                                               ----        ----
          Total Fund Operating Expenses.....................   1.82%       2.47%
                                                               ====        ====

(1)This table is intended to assist investors in understanding the various costs and expenses associated with investing in the Fund. Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges permitted by the National Association of Securities Dealers, Inc. rules regarding investment companies.

(2)Sales charge waivers are available for Class A and Class B shares, and reduced sales charge purchase plans are available for Class A shares. The maximum 5% contingent deferred sales charge on Class B shares applies to redemptions during the first year after purchase. The charge generally declines by 1% annually thereafter, reaching zero after six years. See "Terms and Conditions of Purchase of the AIM Funds -- Reductions in Initial Sales Charges."

(3)Expenses are based on the Fund's fiscal year ended December 31, 1997. AIM has voluntarily agreed to limit the Fund's, expenses effective January 1, 1998 (exclusive of brokerage commissions, taxes, interest and extraordinary expenses) to the annual rate of 2.00% and 2.65% of the average daily net assets of the Fund's Class A and Class B shares, respectively through May 31, 2000. "Other expenses" include custody, transfer agency, legal, audit and other operating expenses. See "Management" herein and the Statement of Additional Information for more information.

  HYPOTHETICAL EXAMPLE OF EFFECT OF EXPENSES. An investor would have directly or indirectly paid the following expenses at the end of the periods shown on a $1,000 investment in the Funds, assuming a 5% annual return:

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS(3)
                                                     ------   -------   -------   -----------
Class A shares(1)..................................   $73      $110      $149        $258
Class B shares
  Assuming a complete redemption at end of
     period(2).....................................   $77      $110      $156        $267
  Assuming no redemption...........................   $25      $ 78      $133        $267

(1)Assumes payment of maximum sales charge by the investor.

(2)Assumes deduction of the applicable contingent deferred sales charge.

(3)For Class B shares, this number reflects the conversion to Class A shares eight years following the end of the calendar month in which a purchase was made.

  THE "HYPOTHETICAL EXAMPLE" IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE HYPOTHETICAL EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT THE FUND'S PROJECTED OR ACTUAL PERFORMANCE.

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

  The table below provides condensed financial information concerning income and capital changes for one Class A and Class B share of the Fund. This information is supplemented by the financial statements and accompanying notes appearing in the Statement of Additional Information. The financial statements and notes for the fiscal year ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is also included in the Statement of Additional Information. The unaudited financial statements and notes, for the semi-annual period ended June 30, 1998, are also included in the Statement of Additional Information. Information presented below for the fiscal years ended December 31, 1988 to 1991 was audited by other auditors that served as the Fund's independent accountants for those periods.

                         AIM INTERNATIONAL GROWTH FUND
                 (FORMERLY GT GLOBAL INTERNATIONAL GROWTH FUND)

                                              SIX MONTHS
                                                ENDED
                                               JUNE 30,                         YEAR ENDED DECEMBER 31,
                                                 1998       ---------------------------------------------------------------
                  CLASS A+                   (UNAUDITED)*    1997*      1996*       1995       1994      1993*       1992
                  --------                   ------------   --------   --------   --------   --------   --------   --------
Per Share Operating Performance:
Net asset value, beginning of period........   $   7.67     $   8.92   $   9.08   $   9.17   $  11.02   $   8.21   $   8.74
                                               --------     --------   --------   --------   --------   --------   --------
Net investment income (loss)................       0.04         0.03      (0.01)      0.03      (0.04)      0.03       0.11
Net realized and unrealized gain (loss) on
 investments................................       0.81         0.69       0.84       0.32      (0.82)      2.78      (0.62)
                                               --------     --------   --------   --------   --------   --------   --------
Net increase (decrease) in net asset value
 resulting from investment operations.......       0.85         0.72       0.83       0.35      (0.86)      2.81      (0.51)
                                               --------     --------   --------   --------   --------   --------   --------
Distributions:
 Net investment income......................         --        (0.03)        --         --      (0.04)        --      (0.02)
 Net realized gain on investments...........         --        (1.94)     (0.99)     (0.24)     (0.95)        --         --
 In excess of net realized gain on
   investments..............................         --           --         --      (0.20)        --         --         --
                                               --------     --------   --------   --------   --------   --------   --------
      Total distributions...................         --        (1.97)     (0.99)     (0.44)     (0.99)        --      (0.02)
                                               --------     --------   --------   --------   --------   --------   --------
Net asset value, end of period..............   $   8.52     $   7.67   $   8.92   $   9.08   $   9.17   $  11.02   $   8.21
                                               ========     ========   ========   ========   ========   ========   ========
Total investment return(a)(c)...............      11.08%        8.51%      9.28%      3.88%     (7.78)%    34.23%     (5.83)%
Ratios and supplemental data:
Net assets, end of period (in 000's)........   $143,958     $148,143   $196,601   $308,816   $430,701   $523,397   $421,693
Ratio of operating net investment income
 (loss) to average net assets:
 With expense reductions(b).................       0.89%        0.35%     (0.14)%     0.24%     (0.04)%      0.3%       1.2%
 Without expense reductions(b)..............       0.88%        0.22%     (0.25)%     0.16%     (0.09)%      N/A        N/A
Ratio of operating expenses to average net
 assets:
 With expense reductions(b).................       1.90%        1.69%      1.80%      1.70%      1.70%       1.8%       1.9%
 Without expense reductions(b)..............       1.91%        1.82%      1.91%      1.78%      1.75%        --%(d)     --%(d)
Portfolio turnover rate++(b)................         51%          72%        74%        75%        96%        90%        89%
Average commission rate per share paid on
 portfolio transactions++...................        N/A     $ 0.0269   $ 0.0267        N/A        N/A        N/A        N/A


                                                      YEAR ENDED DECEMBER 31,
                                              ----------------------------------------
                  CLASS A+                      1991       1990      1989**    1988**
                  --------                    --------   --------   --------   -------
Per Share Operating Performance:
Net asset value, beginning of period........  $   7.82   $   9.25   $   6.77   $  5.71
                                              --------   --------   --------   -------
Net investment income (loss)................      0.14       0.10       0.01     (0.01)
Net realized and unrealized gain (loss) on
 investments................................      0.89      (1.42)      2.60      1.12
                                              --------   --------   --------   -------
Net increase (decrease) in net asset value
 resulting from investment operations.......      1.03      (1.32)      2.61      1.11
                                              --------   --------   --------   -------
Distributions:
 Net investment income......................     (0.11)     (0.11)        --        --
 Net realized gain on investments...........        --         --      (0.13)    (0.05)
 In excess of net realized gain on
   investments..............................        --         --         --        --
                                              --------   --------   --------   -------
      Total distributions...................     (0.11)     (0.11)     (0.13)    (0.05)
                                              --------   --------   --------   -------
Net asset value, end of period..............  $   8.74   $   7.82   $   9.25   $  6.77
                                              ========   ========   ========   =======
Total investment return(a)(c)...............      13.2%     (14.3)%     38.6%     19.4%
Ratios and supplemental data:
Net assets, end of period (in 000's)........  $463,851   $343,949   $136,975   $29,792
Ratio of operating net investment income
 (loss) to average net assets:
 With expense reductions(b).................       1.5%       1.4%       0.1%     (0.2)%
 Without expense reductions(b)..............       N/A        N/A        N/A       N/A
Ratio of operating expenses to average net
 assets:
 With expense reductions(b).................       1.9%       1.9%       1.9%      2.1%
 Without expense reductions(b)..............        --%(d)     --%(d)     --%(d)    --%(d)
Portfolio turnover rate++(b)................        83%        58%        82%      115%
Average commission rate per share paid on
 portfolio transactions++...................       N/A        N/A        N/A       N/A

---------------

 + All capital shares issued and outstanding as of March 31, 1993 were reclassified as Class A shares.

++ Portfolio turnover rate average commission rate are calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

 * The selected per share data were calculated based upon average shares outstanding during the period.

** The per share data reflects a 3 for 1 stock split effective August 14, 1989.

(a)   Not annualized.

(b)   Annualized for periods less than one year.

(c) Total investment return does not reflect the maximum sales charge on purchases of Class A shares and the contingent deferred sales charge imposed on certain redemptions of Class B shares.

(d) Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reduction, if any.

N/A   Not Applicable.

                                                             SIX MONTH
                                                               ENDED                                                 APRIL 1,
                                                              JUNE 30,            YEAR ENDED DECEMBER 31,            1993 TO
                                                                1998       -------------------------------------   DECEMBER 31,
                                                            (UNAUDITED)*    1997*     1996*     1995      1994        1993*
                                                            ------------   -------   -------   -------   -------   ------------
CLASS B+
Per Share Operating Performance:
Net asset value, beginning of period.......................   $  7.36      $  8.68   $  8.91   $  9.07   $ 10.98     $  8.74
                                                              -------      -------   -------   -------   -------     -------
Net investment income (loss)...............................      0.01        (0.03)    (0.07)    (0.04)    (0.10)      (0.01)
Net realized and unrealized gain (loss) on investments.....      0.79         0.65      0.83      0.32     (0.82)       2.25
                                                              -------      -------   -------   -------   -------     -------
Net increase (decrease) in net asset value resulting from
  investment operations....................................      0.80         0.62      0.76      0.28     (0.92)       2.24
                                                              -------      -------   -------   -------   -------     -------
Distributions:
  Net investment income....................................        --           --        --        --     (0.04)         --
  Net realized gain on investments.........................        --        (1.94)    (0.99)    (0.24)    (0.95)         --
  In excess of net realized gain on investments............        --           --        --     (0.20)       --          --
                                                              -------      -------   -------   -------   -------     -------
        Total distributions................................        --        (1.94)    (0.99)    (0.44)    (0.99)         --
                                                              -------      -------   -------   -------   -------     -------
Net asset value, end of period.............................   $  8.16      $  7.36   $  8.68   $  8.91   $  9.07     $ 10.98
                                                              =======      =======   =======   =======   =======     =======
Total investment return(a)(c)..............................     10.72%        7.71%     8.67%     3.15%    (8.36)%     25.63%
Ratios and supplemental data:
Net assets, end of period (in 000's).......................   $49,567      $56,023   $64,102   $69,654   $71,794     $30,745
Ratio of net investment income (loss) to average net
  assets:
  With expense reductions(b)...............................      0.24%       (0.30)%   (0.79)%   (0.41)%   (0.69)%      (0.4)%
  Without expense reductions(b)............................      0.23%       (0.43)%   (0.90)%   (0.49)%   (0.74)%       N/A
Ratio of operating expenses to average net assets:
  With expense reductions(b)...............................      2.55%        2.34%     2.45%     2.35%     2.35%        2.4%
  Without expense reductions(b)............................      2.56%        2.47%     2.56%     2.43%     2.40%         --%(d)
Portfolio turnover rate++(b)...............................        51%          72%       74%       75%       96%         90%
Average commission rate per share paid on portfolio
  transactions++...........................................       N/A      $0.0269   $0.0267       N/A       N/A         N/A

---------------

 +    Commencing April 1, 1993, the Fund began offering Class B shares.

++ Portfolio turnover rate and average commission rate are calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

 * The selected per share data were calculated based upon average shares outstanding during the period.

(a)   Not annualized.

(b)   Annualized for periods less than one year.

(c) Total investment return does not reflect the maximum sales charge on purchases of Class A shares and the contingent deferred sales charge imposed on certain redemptions of Class B shares.

(d) Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reduction, if any.

N/A   Not Applicable.

                                ---------------

                                                                      AVERAGE MONTHLY
                                                                         NUMBER OF
                                                      AVERAGE          REGISTRANT'S
                                AMOUNT OF DEBT    AMOUNT OF DEBT          SHARES         AVERAGE AMOUNT OF
                                OUTSTANDING AT      OUTSTANDING         OUTSTANDING       DEBT PER SHARE
          YEAR ENDED            END OF PERIOD    DURING THE PERIOD   DURING THE PERIOD   DURING THE PERIOD
          ----------            --------------   -----------------   -----------------   -----------------
Six months ended June 30,
  1998........................     $     --          $ 36,211           25,043,954            $ 0.001
December 31, 1997.............     $     --          $283,148           26,055,589            $0.0109
December 31, 1996.............     $129,000          $131,860           32,830,494            $0.0040

  Average amount of debt outstanding during the period is computed on a daily basis.

--------------------------------------------------------------------------------

PERFORMANCE

  All advertisements of the Fund will disclose the maximum sales charge (including deferred sales charges) imposed on purchases of the Fund's shares. If any advertised performance data does not reflect the maximum sales charge (if any), such advertisement will disclose that the sales charge has not been deducted in computing the performance data, and that, if reflected, the maximum sales charge would reduce the performance quoted. See the Statement of Additional Information for further details concerning performance comparisons used in advertisements by the Fund. Further information regarding the Fund's performance is contained in the Fund's annual report to shareholders, which is available upon request and without charge.

  The Fund's total return is calculated in accordance with a standardized formula for computation of annualized total return. Standardized total return for Class A shares reflects the deduction of the Fund's maximum front-end sales charge at the time of purchase. Standardized total return for Class B shares reflects the deduction of the maximum applicable contingent deferred sales charge on a redemption of shares held for the period.

  The Fund's total return shows its overall change in value, including changes in share price and assuming all the Fund's dividends and capital gain distributions are reinvested. A cumulative total return reflects the Fund's performance over a stated period of time. An average annual total return reflects the hypothetical compounded annual rate of return that would have produced the same cumulative total return if the Fund's performance had been constant over the entire period. BECAUSE AVERAGE ANNUAL RETURNS TEND TO EVEN OUT VARIATIONS IN THE FUND'S RETURN, INVESTORS SHOULD RECOGNIZE THAT SUCH RETURNS ARE NOT THE SAME AS ACTUAL YEAR-BY-YEAR RESULTS. To illustrate the components of overall performance, the Fund may separate its cumulative and average annual returns into income results and capital gains or losses.

  From time to time and in its discretion, AIM may waive all or a portion of its advisory fees and/or assume certain expenses of the Fund. Such practices will have the effect of increasing the Fund's total return. The performance of the Fund will vary from time to time and past results are not necessarily representative of future results. The Fund's performance is a function of its portfolio management in selecting the type and quality of portfolio securities and is affected by operating expenses of the Fund as well as by general market conditions.

--------------------------------------------------------------------------------

INVESTMENT PROGRAM

  INVESTMENT OBJECTIVE. The Fund seeks long-term growth of capital. The Fund seeks its objective by investing, under normal circumstances, at least 65% of its total assets in equity securities of issuers domiciled in its Primary Investment Area, as described below. Equity securities in which the Fund may invest include common stocks, preferred stocks, convertible debt securities and warrants to acquire such securities. The Fund's Primary Investment Area includes the following countries: Argentina, Australia, Austria, Belgium, Brazil, Canada, Chile, Colombia, Denmark, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Luxembourg, Malaysia, Mexico, the Netherlands, New Zealand, Norway, Pakistan, Peru, the Philippines, Portugal, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United Kingdom and Venezuela but not the United States. There can be no assurance that the Fund will achieve its investment objective.

  Because the development of the world's economies and stock markets is rapidly evolving, from time to time the Board of Trustees may add or delete countries from the Fund's Primary Investment Area.

  INVESTMENT POLICIES. The Fund is intended for investors seeking to complement their U.S. equity investments with a professionally managed non-U.S. portfolio. The Fund may invest up to 35% of its total assets in the equity securities of issuers domiciled outside of its Primary Investment Area. Such investments may include: (a) securities of issuers in countries that are not located in the Primary Investment Area but are linked by tradition, economic markets, cultural similarities or geography to the countries in such Primary Investment Area; and
(b) securities of issuers located elsewhere in the world that have operations in the Primary Investment Area or that stand to benefit from political and economic events in the Primary Investment Area.

  Under normal circumstances, the assets of the Fund are invested in the equity securities of issuers domiciled in at least three different countries.

  The Fund may invest up to 35% of its total assets in debt securities, including U.S. and foreign government securities and corporate debt securities, Samurai and Yankee bonds, Eurobonds and Depository Receipts. The issuers of such debt securities may or may not be domiciled in the Primary Investment Area of the Fund. The Fund will limit its purchases of debt securities to investment grade obligations. "Investment grade" debt refers to those securities rated within one of the four highest ratings categories by Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), or, if not similarly rated by any other nationally recognized statistical rating organization ("NRSRO"), deemed by the Sub-advisor to be of equivalent quality. Debt rated Baa by Moody's, which is the lowest category of investment grade debt, is considered by Moody's to have speculative characteristics. See the Statement of Additional Information for a description of Moody's and S&P ratings.

  CERTAIN INVESTMENT STRATEGIES AND POLICIES. In pursuit of its objectives and policies, the Fund may employ one or more of the following strategies in order to enhance investment results:

  SELECTION OF INVESTMENTS AND ASSET ALLOCATION. In managing the Fund, the Sub-advisor seeks to identify those countries and industries where economic and political factors, including currency movements, are likely to produce above-average growth rates. The Sub-advisor further attempts to identify those companies in such countries and industries that are best positioned and managed to take advantage of these economic and political factors. The Sub-advisor intends to invest in such markets only after balancing the potential for growth of selected companies in each market relative to the risks of investing in each such country. Among the factors to be considered are that several of the markets are so-called developing countries, and their economies and markets are less developed and more prone to uncertainty, instability and risk than those of the other markets in which the Fund invests.

  For purposes of this Prospectus, an issuer typically is considered as domiciled in a particular country if it is (a) organized under the laws of, or has its principal office in, a particular country or (b) normally derives 50% or more of its total revenues from business in that country, provided that, in the Sub-advisor's view, the value of such issuer's securities tends to reflect such country's development to a greater extent than developments elsewhere. However, these are not absolute requirements, and certain companies incorporated in a particular country and considered by the Sub-advisor to be located in that country may have substantial foreign operations or subsidiaries and/or export sales exceeding in size the assets or sales in that country.

  The Sub-advisor allocates investments among fixed income securities of particular issuers on the basis of its views as to the best values then currently available in the marketplace. Such values are a function of yield, maturity, issue classification and quality characteristics, coupled with expectations regarding the economy, movements in the general level and term of interest rates, currency values, political developments, and variations in the supply of funds available for investment in the world bond market relative to the demands placed upon it. If market interest rates decline, fixed income securities generally appreciate in value and vice versa. Fixed income securities denominated in currencies other than the U.S. dollar or in multinational currency units are evaluated on the strength of the particular currency against the U.S. dollar as well as on the current and expected levels of interest rates in the country or countries. In addition to the foregoing, the Fund may seek to take advantage of differences in relative values of fixed income securities among various countries.

  TEMPORARY DEFENSIVE STRATEGIES. In the interest of preserving shareholders' capital, the Sub-advisor may employ a temporary defensive investment strategy if it determines such a strategy to be warranted due to market, economic or political conditions. During such time the Fund may invest less than 65% of its total assets in the types of securities covered by its primary investment policy. Under a defensive strategy, the Fund may invest up to 100% of its total assets in cash (U.S. dollars, foreign currencies or multinational currency units such as euros) and/or high quality debt securities or money market instruments issued by corporations or the U.S. or a foreign government. In addition, for temporary defensive purposes, most or all investments of the Fund may be made in the United States and denominated in U.S. dollars. To the extent the Fund adopts a temporary defensive position, it will not be invested so as to achieve directly its investment objective.

  In addition, pending investment of proceeds from new sales of Fund shares or to meet its ordinary daily cash needs, the Fund may hold cash (U.S. dollars, foreign currencies or multinational currency units such as euros) and may invest in high quality foreign or domestic money market instruments. For a description of money market instruments, see "Temporary Defensive Strategies" in the "Investment Objectives and Policies" section of the Statement of Additional Information.

  INVESTMENTS IN OTHER INVESTMENT COMPANIES. With respect to certain countries, investments may only be made through investment in other investment companies, some of which may be investment vehicles or companies that are advised by the Sub-advisor or its affiliates ("Affiliated Funds"), that in turn are authorized to invest in the securities of such countries. The Fund may invest up to 10% of its total assets in other investment companies. As a shareholder in an investment company, the Fund would bear its ratable share of that investment company's expenses, including its advisory and administration fees. At the same time, the Fund would continue to pay its own management fees and other expenses. AIM and the Sub-advisor will waive their advisory fees to the extent that the Fund invests in an Affiliated Fund.

  PRIVATIZATIONS. The governments of some foreign countries have been engaged in programs of selling part or all of their stakes in government owned or controlled enterprises ("privatizations"). The Sub-advisor believes that privatizations may offer opportunities for significant capital appreciation and intends to invest in privatizations in appropriate circumstances. In certain foreign countries, the ability of foreign entities to participate in privatizations may be limited by local law, or the terms on which the Fund may be permitted to participate may be less advantageous than those for local investors. There can be no assurance that foreign governments will continue to sell companies currently owned or controlled by them or that privatization programs will be successful.

  BORROWING, REVERSE REPURCHASE AGREEMENTS AND ROLL TRANSACTIONS. The Fund may borrow from banks or may borrow through reverse repurchase agreements and "roll' transactions in connection with meeting requests for the redemption of the Fund's shares. The Fund also may borrow up to 5% of its total assets for temporary or emergency purposes other than to meet redemptions of the Fund's shares. The Fund may borrow up to 33 1/3% of its total assets. However, no additional investments will be made if the Fund's borrowings exceed 5% of its total assets. Any borrowing by the Fund may cause greater fluctuation in the value of its shares than would be the case if the Fund did not borrow.

  A reverse repurchase agreement is a borrowing transaction in which the Fund transfers possession of a security to another party, such as a bank or broker/dealer, in return for cash and agrees to repurchase the security in the future at an agreed upon price which includes an interest component. A "roll' borrowing transaction involves the Fund's sale of securities together with its commitment (for which the Fund may receive a fee) to purchase similar, but not identical, securities at a future date.

  SECURITIES LENDING. The Fund may lend its portfolio securities to broker/dealers or to other institutional investors. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, enhance the Fund's total return. The Fund limits its loans of portfolio securities to an aggregate of 30% of the value of its total assets, measured at the time any such loan is made. While a loan is outstanding, the borrower must maintain with the Fund's custodian collateral consisting of cash, U.S. government securities or certain irrevocable letters of credit equal to at least the value of the borrowed securities, plus any accrued interest or such other collateral as permitted by the Fund's investment program and regulatory agencies, and as approved by the Board. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in recovery of the securities and possible loss of rights in the collateral should the borrower fail financially.

  WHEN ISSUED OR FORWARD COMMITMENT SECURITIES. The Fund may purchase debt securities on a "when-issued" basis and may purchase or sell such securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. The price, which generally is expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will purchase or sell when-issued securities or enter into forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Fund. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, it will segregate cash or liquid securities equal to the value of the when-issued or forward commitment securities with its custodian and will mark to market daily such assets. There is a risk that the securities may not be delivered and that the Fund may incur a loss.

  OPTIONS, FUTURES AND FORWARD CURRENCY TRANSACTIONS. The Fund may use forward currency contracts, futures contracts, options on securities, options on indices, options on currencies and options on futures contracts to attempt to hedge against the overall level of investment risk normally associated with the Fund's portfolio. These instruments are often referred to as "derivatives," which may be defined as financial instruments whose performance is derived, at least in part, from the performance of another asset (such as a security, currency or an index of securities). The Fund may enter into such instruments up to the full value of its portfolio assets. See "Risk Factors -- Options, Futures and Forward Currency Contract" herein and "Options, Futures and Currency Strategies" in the Statement of Additional Information.

  To attempt to hedge against adverse movements in exchange rates between currencies, the Fund may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date. Such contracts may involve the purchase or sale of a foreign currency against the U.S. dollar or may involve two foreign currencies. The Fund may enter into forward currency contracts either with respect to specific transactions or with respect to its portfolio positions. The Fund also may purchase and sell put and call options on currencies, futures contracts on currencies and options on futures contracts on currencies to hedge against movements in exchange rates.

  In addition, the Fund may purchase and sell put and call options on equity and debt securities to hedge against the risk of fluctuations in the prices of securities held by the Fund or that the Sub-advisor intends to include in the Fund's portfolio. The Fund also may buy and sell put and call options on stock indexes to hedge against overall fluctuations in the securities markets or market sectors generally or in a specific market sector.

  Further, the Fund may sell stock index futures contracts and may purchase put options or write call options on such futures contracts to protect against a general stock market or market sector decline that could adversely affect the Fund's portfolio. The Fund also may purchase stock index futures contracts and purchase call options or write put options on such contracts to hedge against a general stock market or market sector advance and thereby attempt to lessen the cost of future securities acquisitions. The Fund may use interest rate futures contracts and options thereon to hedge the debt portion of its portfolio against changes in the general level of interest rates.

  AMERICAN DEPOSITARY RECEIPTS. The Fund may invest in securities of foreign issuers in the form of American Depositary Receipts "ADRs" or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying securities. Generally, ADRs in registered form are designed for use in U.S. securities markets. See "Investment Objectives and Policies -- Depositary Receipts" in the Statement of Additional Information.

  OTHER INFORMATION. The investment objective of the Fund may not be changed without the approval of a majority of the Fund's outstanding voting securities. A "majority of the Fund's outstanding voting securities" means the lesser of (i) 67% of the Fund's shares represented at a meeting at which more than 50% of the Fund's outstanding shares are represented, or (ii) more than 50% of the Fund's outstanding shares. In addition, the Fund has adopted certain investment limitations that also may not be changed without shareholder approval. A complete description of these limitations is included in the Statement of Additional Information. Unless spe-cifically noted, the Fund's investment policies described in this Prospectus and in the Statement of Additional Information are not fundamental policies and may be changed by vote of the Trust's Board of Trustees, without shareholder approval.

  If a percentage restriction on investment or utilization of assets in an investment policy or restriction is adhered to at the time an investment is made, a later change in percentage ownership of a security or kind of securities resulting from changing market values or a similar type of event will not be considered a violation of the Fund's investment policies or restrictions.

--------------------------------------------------------------------------------

RISK FACTORS

  GENERAL. There is no assurance that the Fund will achieve its investment objective. The Fund's net asset value will fluctuate, reflecting fluctuations in the market value of its securities. Equity securities, particularly common stocks, generally represent the most junior position in an issuer's capital structure and entitle holders to an interest in the assets of an issuer, if any, remaining after all more senior claims have been satisfied. In addition, the value of debt securities held by the Fund will fluctuate with changes in the perceived creditworthiness of the issuers of such securities and interest rates.

  FOREIGN INVESTING. The Fund invests primarily in foreign securities. Investing in foreign securities entails certain risks. The securities of non-U.S. issuers generally will not be registered with, nor will the issuers thereof be subject to, the reporting requirements of the SEC. Accordingly, there may be less publicly available information about foreign securities and issuers than is available about domestic securities and issuers. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies. Securities of some foreign companies are less liquid and their prices may be more volatile than securities of comparable domestic companies. In addition, certain costs attributable to foreign investing, such as custody charges, are higher than those attributable to domestic investing. The Fund's interest and dividends from foreign issuers may be subject to non-U.S. withholding taxes, thereby reducing its net investment income.

  With respect to some foreign countries, there is the increased possibility of expropriation or confiscatory taxation, limitations on the repatriation of assets of the Fund, political or social instability, or diplomatic developments that could affect the Fund's investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions.

  Because the Fund may invest substantially in securities denominated in currencies other than the U.S. dollar, and because it may hold foreign currencies, it will be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar. Changes in currency exchange rates will influence the value of the Fund's shares, and also may affect the value of dividends and interest earned by the Fund and gains and losses realized by the Fund. Currencies generally are evaluated on the basis of fundamental economic criteria (e.g., relative inflation and interest rate levels and trends, growth rate forecasts, balance of payments status and economic policies) as well as technical and political data. The exchange rates between the U.S. dollar and other currencies are determined by supply and demand in the currency exchange markets, the international balance of payments, governmental intervention, speculation and other economic and political conditions. If the currency in which a security is denominated appreciates against the U.S. dollar, the dollar value of the security will increase. Conversely, a decline in the exchange rate of the currency would adversely affect the value of the security expressed in U.S. dollars.

  Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain are members of the European Economic and Monetary Union (the "EMU"). The EMU intends to establish a common European currency for participating countries which will be known as the "euro." It is anticipated that each participating country will supplement its existing currency with the euro on January 1, 1999, and will replace its existing currency with the euro on July 1, 2002. Any other European country that is a member of the European Union and satisfies the criteria for participation in the EMU, may elect to participate in the EMU and may supplement its existing currency with the euro after January 1, 1999.

  The expected introduction of the euro presents unique risks and uncertainties, including whether the payment and operational systems of banks and other financial institutions will be ready by January 1, 1999; how outstanding financial contracts will be treated after January 1, 1999; the establishment of exchange rates for existing currencies and the euro; and the creation of suitable clearing and settlement systems for the euro. These and other factors could cause market disruptions before or after the introduction of the euro and could adversely affect the value of securities held by the Fund.

  INVESTING IN EMERGING MARKETS. Because of the special risks associated with investing in emerging markets, an investment in the Fund, should be considered speculative. Investors are strongly advised to consider carefully the special risks involved in emerging markets, which are in addition to the usual risks of investing in developed foreign markets around the world.

  Investing in emerging markets involves risks relating to potential political and economic instability within such markets and the risks of expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation in any emerging market, the Fund could lose its entire investment in that market.

  Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries.

  Economies in emerging markets generally are dependent heavily upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be affected adversely by economic conditions in the countries in which they trade.

  The securities markets of emerging countries are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging securities markets and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited.

  In addition, brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States, particularly with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to forego attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, in possible liability to the purchaser.

  In addition, many of the currencies in emerging market countries have experienced steady devaluations relative to the U.S. dollar and major devaluations have historically occurred in certain countries.

  The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund's portfolio securities in such markets may not be readily available. Section 22(e) of the 1940 Act permits a registered investment company to suspend redemption of its shares for any period during which an emergency exists, as determined by the SEC. Accordingly, when the Fund believes that appropriate circumstances warrant, it will promptly apply to the SEC for a determination that an emergency exists within the meaning of
Section 22(e). During the period commencing from the Fund's identification of such conditions until the date of SEC action, the portfolio securities of the Fund in the affected markets will be valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

  PACIFIC REGION COUNTRIES. The Fund may invest significantly in equity securities of issuers located in Pacific region countries. Certain of the risks associated with international investments are heightened for investments in Pacific region countries. For example, some of the currencies of Pacific region countries have experienced steady devaluations relative to the U.S. dollar, and major adjustments have been made periodically in certain such currencies. Moreover, recent currency devaluations in some Pacific region countries have resulted in high interest rate levels and sharp reductions in economic activity and have diminished prospects for short-term growth in corporate earnings. Certain countries, such as India, face serious exchange constraints. Jurisdictional disputes also exist between South Korea and North Korea.

  In addition, Hong Kong reverted to Chinese administration on July 1, 1997. The long-term effects of this reversion are not known at this time. However, the Fund's investments in Hong Kong may now be subject to the same or similar risks as any investment in China. Investments in Hong Kong may be subject to expropriation, nationalization or confiscation, in which case the Fund could lose its entire investment in Hong Kong, if any. In addition, the reversion of Hong Kong also presents a risk that the Hong Kong dollar will be devalued and a risk of possible loss of investor confidence in Hong Kong's currency, stock market and economy.

  OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACTS. Although the Fund is authorized to enter into options, futures and forward currency transactions, the Fund might not enter into any such transactions. Options, futures and foreign currency transactions involve certain risks, which include: (1) dependence on the Sub-advisor's ability to predict movements in the prices of individual securities, fluctuations in the general securities markets or in the appropriate market sector and movements in interest rates and currency markets; (2) imperfect correlation, or even no correlation, between movements in the price of options, forward contracts, futures contracts or options thereon and movements in the price of the currency or security hedged or used for cover; (3) the fact that skills and techniques needed to trade options, futures contracts or options thereon or to use forward currency contracts are different from those needed to select the securities in which the Fund invests; (4) lack of assurance that a liquid secondary market will exist for any particular option, futures contract or option thereon at any particular time; (5) the possible loss of principal under certain conditions; and (6) the possible inability of the Fund to purchase or sell a portfolio security at a time when it would otherwise be favorable for it to do so, or the possible need for the Fund to sell a security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to set aside securities in connection with hedging transactions.

  ILLIQUID SECURITIES. The Fund may invest up to 15% of its net assets in securities for which no readily available market exists, so-called "illiquid securities." Illiquid securities may be more difficult to value than liquid securities, and the sale of illiquid securities generally will require more time and result in higher brokerage charges or dealer discounts and other selling expenses than the sale of liquid securities. Moreover, illiquid securities often sell at a price lower than similar securities that are liquid.

--------------------------------------------------------------------------------

MANAGEMENT

  The Trust's Board of Trustees has overall responsibility for the operation of the Fund. The Board of Trustees has approved all significant agreements between the Trust and persons or companies furnishing services to the Fund, including the investment management and administration agreement with AIM, the investment sub-advisory and sub-administration agreement between AIM and the Sub-advisor, the agreements with AIM Distributors regarding distribution of the Fund's shares, the custody agreement and the transfer agency agreement. The day-to-day operations of the Fund are delegated to the officers of the Trust, subject always to the investment objective and policies of the Fund and to the general supervision of the Trust's Board. See "Trustees and Executive Officers" in the Statement of Additional Information for information on the Trustees of the Fund.

  INVESTMENT MANAGEMENT AND ADMINISTRATION. Services provided by AIM and the Sub-advisor as the investment managers of the Fund include, but are not limited to, determining the composition of the portfolio of the Fund and placing orders to buy, sell or hold particular securities. In addition, AIM and the Sub-advisor provide the following administrative services to the Fund: furnishing corporate officers and clerical staff; providing office space, services and equipment; and supervising all matters relating to the Fund's operations.

  The Fund pays AIM investment management and administration fees, computed daily and paid monthly, based on its average daily net assets, at the annualized rate of 0.975% on the first $500 million, 0.95% on the next $500 million, 0.925% on the next $500 million and 0.90% on amounts thereafter. Out of the aggregate fees payable by the Fund, AIM pays the Sub-advisor sub-advisory and sub-administration fees equal to 40% of the aggregate fees AIM receives from the Fund. The investment management and administration fees paid by the Fund are higher than those paid by most mutual funds. The Fund pays all expenses not assumed by AIM, the Sub-advisor, AIM Distributors or other agents. Effective January 1, 1998, AIM has undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest and extraordinary expenses) to the maximum annual rate of 2.00% and 2.65% of the average daily net assets of the Fund's Class A and Class B shares, respectively.

  AIM also serves as the Fund's pricing and accounting agent. For these services, AIM receives a fee based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets, and 0.02% of the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

  AIM, 11 Greenway Plaza, Suite 100, Houston, Texas 77046, serves as the investment manager to the Fund pursuant to a master investment management and administration agreement, dated as of May 29, 1998 (the "Advisory Agreement"). AIM was organized in 1976 and, together with its subsidiaries, manages or advises approximately 90 investment company portfolios encompassing a broad range of investment objectives. The Sub-advisor, 50 California Street, 27th Floor, San Francisco, California 94111, and 1166 Avenue of the Americas, New York, New York 10036, serves as the Sub-advisor to the Fund pursuant to an investment sub-advisory and sub-administration agreement dated as of May 29, 1998. Prior to May 29, 1998, the Sub-advisor was known as Chancellor LGT Asset Management, Inc. On May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of the Sub-advisor, consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included the Sub-advisor and certain other affiliates. As a result of this transaction, the Sub-advisor is now an indirect wholly owned subsidiary of AMVESCAP PLC. Prior to the sale, the Sub-advisor and its worldwide asset management affiliates provided investment management and/or administrative services to institutional, corporate and individual clients around the world since 1969.

  AIM and the Sub-advisor and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-advisor are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

  In addition to the investment resources of their Houston, San Francisco and New York offices, AIM and the Sub-advisor draw upon the expertise, personnel, data and systems of other offices in Atlanta, Boston, Dallas, Denver, Louisville, Miami, Portland (Oregon), Frankfurt, Hong Kong, London, Singapore, Sydney, Tokyo and Toronto. In managing the Fund, the Sub-advisor employs a team approach, taking advantage of its investment resources around the world.

  The investment professionals primarily responsible for the portfolio management of the Fund are follows:

                         RESPONSIBILITIES FOR                   BUSINESS EXPERIENCE
     NAME/OFFICE               THE FUND                           PAST FIVE YEARS
     -----------         --------------------                   -------------------
Roger Yates             Portfolio Manager        Global Chief Investment Officer and Portfolio
  London                since 1996               Manager for the Sub- advisor and INVESCO GT Asset
                                                 Management PLC (London) ("GT Asset Management"),
                                                 an affiliate of the Sub-advisor, since October
                                                 1997. International Chief Investment Officer and
                                                 Portfolio Manager for the Sub-advisor and GT Asset
                                                 Management from September 1996 to October 1997.
                                                 Chief Investment Officer and Portfolio Manager for
                                                 Europe and the United Kingdom for the Sub-advisor
                                                 and GT Asset Management from 1994 to September
                                                 1996. Investment Manager for Morgan Grenfell Asset
                                                 Management from 1988 to 1994.
Michael Lindsell        Portfolio Manager        Head of Investment Strategy for Global Equities
  London                since 1992               and Portfolio Manager for the Sub-advisor and GT
                                                 Asset Management since 1996. Chief Investment
                                                 Officer for Japan and Portfolio Manager for
                                                 INVESCO GT Asset Management Asia Ltd. (Hong Kong),
                                                 an affiliate of the Sub-advisor and for the
                                                 Sub-advisor from 1992 to 1996. Director of Warburg
                                                 Asset Management (Tokyo) prior thereto.

In placing orders for the Fund's portfolio securities transactions, the Sub-advisor seeks to obtain the best net results. Consistent with its obligation to obtain the best net results, the Sub-advisor may consider a broker/dealer's sale of shares of the AIM Funds as a factor in considering through whom portfolio transactions will be effected. Brokerage transactions for the Fund may be executed through affiliates of AIM or the Sub-advisor. High portfolio turnover (over 100%) involves correspondingly greater brokerage commissions and other transaction costs that the Fund will bear directly and could result in the realization of net capital gains that would be taxable when distributed to shareholders. See "Dividends, Distributions and Tax Matters."

  DISTRIBUTOR. The Trust has entered into a Master Distribution Agreement on behalf of Class A shares of the Fund, and has entered into a Master Distribution Agreement on behalf of Class B shares of the Fund (individually referred to as a "Distribution Agreement" or collectively as the "Distribution Agreements") with AIM Distributors, a registered broker-dealer and a wholly owned subsidiary of AIM, to act as the distributor of Class A and Class B shares of the Fund. Certain Trustees and officers of the Trust are affiliated with AIM Distributors.

  The Distribution Agreements provide AIM Distributors with the exclusive right to distribute shares of the Fund directly and through institutions with whom AIM Distributors has entered into selected dealer agreements. Under the Distribution Agreement for the Class B shares, AIM Distributors sells Class B shares of the Fund at net asset value subject to a contingent deferred sales charge established by AIM Distributors. AIM Distributors is authorized to advance to institutions through whom Class B shares are sold a sales commission under schedules established by AIM Distributors. The Distribution Agreement for the Class B shares provides that AIM Distributors (or its assignee or transferee) will receive 0.75% (of the total 1.00% payable under the distribution plan applicable to Class B shares) of the Fund's average daily net assets attributable to Class B shares attributable to the sales efforts of AIM Distributors and its predecessor. In the event the Class B shares Distribution Agreement is terminated, AIM Distributors would continue to receive payments of asset based sales charges in respect of the outstanding Class B shares attributable to the distribution efforts of AIM Distributors and its predecessor; provided, however, that a complete termination of the Class B shares master distribution plan (as defined in the plan) would terminate all payments by the Fund of asset based sales charges and service fees to AIM Distributors. Termination of the Class B shares master distribution plan or Distribution Agreement does not affect the obligation of Class B shareholders to pay contingent deferred sales charges.

  DISTRIBUTION PLANS. Class A Plan. The Company has adopted a Master Distribution Plan applicable to Class A shares of the Fund (the "Class A Plan") pursuant to Rule 12b-1 under the 1940 Act, to compensate AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A shares of the Fund.

  Under the Class A Plan, the Trust may compensate AIM Distributors an aggregate amount of 0.35% of the average daily net assets of Class A shares of the Fund on an annualized basis.

  The Class A Plan is designed to compensate AIM Distributors, on a quarterly basis, for certain promotional and other sales-related costs, and to implement a dealer incentive program which provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A shares of the Fund. Payments can also be directed by AIM Distributors to selected institutions who have entered into service agreements with respect to Class A shares of the Fund and who provide continuing personal services to their customers who own Class A shares of the Fund. The service fees payable to selected insti-tutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such institution's customers' accounts which were purchased on or after a prescribed date set forth in the Plan.

  Of the aggregate amount payable under the Class A Plan, payments to dealers and other financial institutions that provide continuing personal shareholder services to their customers who purchase and own shares of the Fund, in amounts of up to 0.25% of the average net assets of the Fund attributable to the customers of such dealers or financial institutions are characterized as a service fee, and payments to dealers and other financial institutions in excess of such amount and payments to AIM Distributors would be characterized as an asset-based sales charge pursuant to the Class A Plan. The Class A Plan also imposes a cap on the total amount of sales charges, including asset-based sales charges, that may be paid by the Trust with respect to the Fund. The Class A Plan does not obligate the Fund to reimburse AIM Distributors for the actual expenses AIM Distributors may incur in fulfilling its obligations under the Class A Plan on behalf of the Fund. Thus, under the Class A Plan, even if AIM Distributors' actual expenses exceed the fee payable to AIM Distributors thereunder at any given time, the Fund will not be obligated to pay more than that fee. If AIM Distributors' expenses are less than the fee it receives, AIM Distributors will retain the full amount of the fee.

  Class B Plan. The Trust has also adopted a master distribution plan applicable to Class B shares of the Fund (the "Class B Plan"). Under the Class B Plan, the Fund pays distribution expenses at an annual rate of 1.00% of the average daily net assets attributable to the Fund's Class B shares. Of such amount the Fund pays a service fee of 0.25% of the average daily net assets attributable to the Fund's Class B shares to selected dealers and financial institutions who furnish continuing personal shareholder services to their customers who purchase and own Class B shares of the Fund. Any amounts not paid as a service fee would constitute an asset-based sales charge. Amounts paid in accordance with the Class B Plan with respect to the Fund may be used to finance any activity primarily intended to result in the sale of Class B shares of the Fund.

  Both Plans. Activities that may be financed under the Class A Plan and the Class B Plan (collectively, the "Plans") include, but are not limited to: printing of prospectuses and statements of additional information and reports for other than existing shareholders, overhead, preparation and distribution of advertising material and sales literature, expense of organizing and conducting sales seminars, supplemental payments to dealers and other institutions such as asset-based sales charges or as payments of service fees under shareholder service arrangements, and the cost of administering the Plans. These amounts payable by the Fund under the Plans need not be directly related to the expenses actually incurred by AIM Distributors on behalf of the Fund. Thus, even if AIM Distributors' actual expenses exceed the fee payable to AIM Distributors thereunder at any given time, the Trust will not be obligated to pay more than that fee, and if AIM Distributors' expenses are less than the fee it receives, AIM Distributors will retain the full amount of the fee. Payments pursuant to the Plans are subject to any applicable limitations imposed by rules of the National Association of Securities Dealers, Inc.

  Each of the Plans may be terminated at any time by a vote of the majority of those Trustees who are not "interested persons" of the Trust or by a vote of the holders of the majority of the outstanding shares of the applicable class.

  Under the Plans, certain financial institutions which have entered into service agreements and which sell shares of the Fund on an agency basis, may receive payments from the Fund pursuant to the respective Plans. AIM Distributors does not act as principal, but rather as agent for the Fund in making such payments. The Fund will obtain a representation from such financial institutions that they will either be licensed as dealers as required under applicable state law, or that they will not engage in activities which would constitute acting as a "dealer" as defined under applicable state law. Financial intermediaries and any other person entitled to receive compensation for selling Fund shares may receive different compensation for selling shares of one class over another.

  For additional information concerning the operation of the Plans see the Statement of Additional Information.

--------------------------------------------------------------------------------

ORGANIZATION OF THE TRUST

  The Trust was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Trust acquired the assets of and assumed the liabilities of "G.T. Global Growth Series," a Massachusetts business trust. The Fund constitutes one of the eight separate and distinct series or portfolios of the Trust.

  From time to time the Trust may establish additional funds, each corresponding to a distinct investment portfolio and a distinct series of the Trust's shares of beneficial interest. Shares of each fund are entitled to one vote per share (with proportional voting for fractional shares) and are freely transferable. Shareholders have no preemptive rights. Other than the automatic conversion of Class B shares to Class A shares, there are no conversion rights.

  On any matter submitted to a vote of shareholders, shares of the Fund will be voted by the Fund's shareholders individually when the matter affects the specific interest of the Fund only, such as approval of the Fund's investment management arrangements. In addition, shares of a particular class of the Fund may vote on matters affecting only that class. The shares of the Fund and of the Trust's other series will be voted in the aggregate on other matters, such as the election of Trustees and ratification of the selection of the Trust's independent accountants.

  Normally there will be no annual meeting of shareholders in any year, except as required under the 1940 Act. Shares of the Fund and the Trust's other series do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of Trustees can elect all the Trustees. A Trustee may be removed at any meeting of the shareholders of the Trust by a vote of the shareholders owning at least two-thirds of the outstanding shares. Any Trustee may call a special meeting of shareholders for any purpose. Furthermore, Trustees shall promptly call a meeting of shareholders solely for the purpose of removing one or more Trustees when requested in writing to do so by shareholders holding 10% of the Trust's outstanding shares.

  Pursuant to the Trust's Agreement and Declaration of Trust, the Trust may issue an unlimited number of shares for the Fund. Each share of the Fund represents an interest in the Fund only, has a par value of $0.01 per share, represents an equal proportionate interest in the Fund with other shares of the Fund and is entitled to such dividends and distributions out of the income earned and gain realized on the assets belonging to the Fund as may be declared by the Board of Trustees. Each share of the Fund is equal as to earnings, assets and voting privileges to each other share in the Fund, except that each normally has exclusive voting rights with respect to its distribution plan and bears the expenses, if any, related to the distribution of its shares. Shares of the Fund, when issued, are fully paid and nonassessable.

  LEGAL COUNSEL. The law firm of Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036-1800 acts as counsel to the Trust and the Fund.

     THE TOLL-FREE NUMBER FOR ACCESS TO ROUTINE ACCOUNT INFORMATION AND TO
                           SHAREHOLDER ASSISTANCE IS
             (800) 959-4246 (7:30 A.M. TO 6:00 P.M. CENTRAL TIME).
                                INVESTOR'S GUIDE
               TO THE AIM FAMILY OF FUNDS--Registered Trademark--
--------------------------------------------------------------------------------

INTRODUCTION TO THE AIM FAMILY OF FUNDS

  THE AIM FAMILY OF FUNDS consists of the following mutual funds:

            AIM ADVISOR FLEX FUND                         AIM GLOBAL INFRASTRUCTURE FUND
            AIM ADVISOR INTERNATIONAL VALUE FUND          AIM GLOBAL RESOURCES FUND
            AIM ADVISOR LARGE CAP VALUE FUND              AIM GLOBAL TELECOMMUNICATIONS FUND
            AIM ADVISOR MULTIFLEX FUND                    AIM GLOBAL TRENDS FUND
            AIM ADVISOR REAL ESTATE FUND                  AIM GLOBAL UTILITIES FUND
            AIM AGGRESSIVE GROWTH FUND                    AIM HIGH INCOME MUNICIPAL FUND
            AIM ASIAN GROWTH FUND                         AIM HIGH YIELD FUND
            AIM BALANCED FUND                             AIM INCOME FUND
            AIM BASIC VALUE FUND                          AIM INTERMEDIATE GOVERNMENT FUND
            AIM BLUE CHIP FUND                            AIM INTERNATIONAL EQUITY FUND
            AIM CAPITAL DEVELOPMENT FUND                  AIM INTERNATIONAL GROWTH FUND
            AIM CHARTER FUND                              AIM JAPAN GROWTH FUND
            AIM CONSTELLATION FUND                        AIM LATIN AMERICAN GROWTH FUND
            AIM DEVELOPING MARKETS FUND                   AIM LIMITED MATURITY TREASURY FUND
            AIM DOLLAR FUND(*)                            AIM MID CAP EQUITY FUND
            AIM EMERGING MARKETS FUND                     AIM MONEY MARKET FUND(*)
            AIM EMERGING MARKETS DEBT FUND                AIM MUNICIPAL BOND FUND
            AIM EUROPEAN DEVELOPMENT FUND                 AIM NEW PACIFIC GROWTH FUND
            AIM EUROPE GROWTH FUND                        AIM SELECT GROWTH FUND
            AIM GLOBAL AGGRESSIVE GROWTH FUND             AIM SMALL CAP GROWTH FUND
            AIM GLOBAL CONSUMER PRODUCTS AND              AIM SMALL CAP OPPORTUNITIES FUND
              SERVICES FUND                               AIM STRATEGIC INCOME FUND
            AIM GLOBAL FINANCIAL SERVICES FUND            AIM TAX-EXEMPT BOND FUND OF CONNECTICUT
            AIM GLOBAL GOVERNMENT INCOME FUND             AIM TAX-EXEMPT CASH FUND(*)
            AIM GLOBAL GROWTH FUND                        AIM TAX-FREE INTERMEDIATE FUND
            AIM GLOBAL GROWTH & INCOME FUND               AIM VALUE FUND
            AIM GLOBAL HEALTH CARE FUND                   AIM WEINGARTEN FUND
            AIM GLOBAL INCOME FUND                        AIM WORLDWIDE GROWTH FUND

(*) Class A shares of AIM TAX-EXEMPT CASH FUND and AIM DOLLAR FUND and AIM Cash
    Reserve Shares of AIM MONEY MARKET FUND are offered to investors at net asset value, without payment of a sales charge, as described below. Other funds, including the Class A, Class B and Class C shares of AIM MONEY MARKET FUND, are sold with an initial sales charge or subject to a contingent deferred sales charge upon redemption, as described below.

  IT IS IMPORTANT FOR SHAREHOLDERS CONSIDERING AN EXCHANGE TO CAREFULLY REVIEW THE PROSPECTUS OF THE FUND WHOSE SHARES WILL BE ACQUIRED IN AN EXCHANGE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF ANY FUND OTHER THAN THE FUND(S) NAMED ON THE COVER PAGE OF THIS PROSPECTUS.
--------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

  HOW TO OPEN AN ACCOUNT. In order to purchase shares of any of The AIM Family of Funds ("AIM Funds"), an investor must submit a fully completed new Account Application form directly to A I M Fund Services, Inc. ("AFS" or the "Transfer Agent") or through any dealer authorized by A I M Distributors, Inc. ("AIM Distributors") to sell shares of the AIM Funds.

  Accounts submitted without a correct, certified taxpayer identification number or, alternatively, a completed Internal Revenue Service ("IRS") Form W-8 (for non-resident aliens) or Form W-9 (certifying exempt status) accompanying the registration information will be subject to backup withholding. See the Account Application for applicable IRS penalties. The minimum initial investment is $500, except for accounts initially established through an Automatic Investment Plan, which requires a special authorization form (see "Special Plans") and for certain retirement accounts. The minimum initial investment for accounts established with an Automatic Investment Plan is $50. The minimum initial investment for an Individual Retirement Arrangement ("IRA") or Roth IRA is $250. There are no minimum initial investment requirements applicable to money-purchase/profit-sharing plans, 401(k) plans, Simplified Employee Pension ("SEP") accounts, Savings Incentive Match Plans for Employee IRA ("SIMPLE IRA") accounts, 403(b) plans or 457 (state deferred compensation) plans (except that the minimum initial investment for salary deferrals for such plans is $25 per fund investment), or for investment of dividends and distributions of any of the AIM Funds into any existing AIM

Funds account. Notwithstanding the foregoing, the minimum initial investment applicable to AIM Small Cap Opportunities Fund is $10,000.

  AFS' mailing address is:
                              A I M Fund Services, Inc.
                              P.O. Box 4739
                              Houston, TX 77210-4739

  For additional information or assistance, investors should call the Client Services Department of AFS at:

                               (800) 959-4246

  Shares of any AIM Funds not named on the cover of this Prospectus, as well as Advisor Class shares of certain AIM Funds, are offered pursuant to separate prospectuses. Copies of other prospectuses may be obtained by calling (800) 347-4246.

  INITIAL AND SUBSEQUENT PURCHASES BY WIRE: To insure prompt credit to his account, an investor or his dealer should call AFS' Client Services Department at (800) 959-4246 prior to sending a wire to receive a reference number for the wire. The following wire instructions should be used:

                   Beneficiary Bank ABA/Routing #:   113000609
                   Beneficiary Account Number:       00100366807
                   Beneficiary Account Name:         A I M Fund Services, Inc.
                   RFB:                              Fund name, Reference Number (16 character limit)
                   OBI:                              Shareholder Name, Shareholder Account Number
                                                     (70 character limit)

  HOW TO PURCHASE ADDITIONAL SHARES. Additional shares may be purchased directly through AIM Distributors or through any dealer who has entered into an agreement with AIM Distributors. The minimum investment for subsequent purchases is $50. The minimum employee salary deferral investment for participants in money-purchase/profit sharing plans, 401(k), IRA/SEP, 403(b) or 457 plans is $25. Notwithstanding the foregoing, the minimum subsequent purchases of shares of AIM Small Cap Opportunities Fund is $1,000. There are no such minimum investment requirements for investment of dividends and distributions of any of the AIM Funds into any other existing AIM Funds account.

  BY MAIL: Investors must indicate their account number and the name of the Fund being purchased. The remittance slip from a confirmation statement should be used for this purpose, and sent to AFS.

  BY AIM BANK CONNECTION(SM): To purchase additional shares by electronic funds transfer, please contact the Client Services Department of AFS for details.

--------------------------------------------------------------------------------

TERMS AND CONDITIONS OF PURCHASE OF THE AIM FUNDS

  Shares of the AIM Funds, including Class A shares (the "Class A shares") of AIM ADVISOR FLEX FUND, AIM ADVISOR INTERNATIONAL VALUE FUND, AIM ADVISOR LARGE CAP VALUE FUND, AIM ADVISOR MULTIFLEX FUND, AIM ADVISOR REAL ESTATE FUND, AIM AGGRESSIVE GROWTH FUND, AIM ASIAN GROWTH FUND, AIM BALANCED FUND, AIM BASIC VALUE FUND, AIM BLUE CHIP FUND, AIM CAPITAL DEVELOPMENT FUND, AIM CHARTER FUND, AIM CONSTELLATION FUND, AIM DEVELOPING MARKETS FUND, AIM DOLLAR FUND, AIM EMERGING MARKETS FUND, AIM EMERGING MARKETS DEBT FUND, AIM EUROPEAN DEVELOPMENT FUND, AIM EUROPE GROWTH FUND, AIM GLOBAL AGGRESSIVE GROWTH FUND, AIM GLOBAL CONSUMER PRODUCTS AND SERVICES FUND, AIM GLOBAL FINANCIAL SERVICES FUND, AIM GLOBAL GOVERNMENT INCOME FUND, AIM GLOBAL GROWTH FUND, AIM GLOBAL GROWTH & INCOME FUND, AIM GLOBAL HEALTH CARE FUND, AIM GLOBAL INCOME FUND, AIM GLOBAL INFRASTRUCTURE FUND, AIM GLOBAL RESOURCES FUND, AIM GLOBAL TELECOMMUNICATIONS FUND, AIM GLOBAL TRENDS FUND, AIM GLOBAL UTILITIES FUND, AIM HIGH INCOME MUNICIPAL FUND, AIM HIGH YIELD FUND, AIM INCOME FUND, AIM INTERMEDIATE GOVERNMENT FUND, AIM INTERNATIONAL EQUITY FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH FUND, AIM LATIN AMERICAN GROWTH FUND, AIM LIMITED MATURITY TREASURY FUND, AIM MID CAP EQUITY FUND, AIM MONEY MARKET FUND, AIM MUNICIPAL BOND FUND, AIM NEW PACIFIC GROWTH FUND, AIM SELECT GROWTH FUND, AIM SMALL CAP GROWTH FUND, AIM SMALL CAP OPPORTUNITIES FUND, AIM STRATEGIC INCOME FUND,AIM TAX-EXEMPT BOND FUND OF CONNECTICUT, AIM TAX-EXEMPT CASH FUND, AIM TAX-FREE INTERMEDIATE FUND, AIM VALUE FUND, AIM WEINGARTEN FUND and AIM WORLDWIDE GROWTH FUND, collectively (other than AIM AGGRESSIVE GROWTH FUND, AIM LIMITED MATURITY TREASURY FUND, AIM TAX-EXEMPT BOND FUND OF CONNECTICUT, AIM TAX-EXEMPT CASH FUND and AIM TAX-FREE INTERMEDIATE FUND), the "Multiple Class Funds," may be purchased at their respective net asset value plus a sales charge as indicated below, except that Class A shares of AIM DOLLAR FUND and AIM TAX-EXEMPT CASH FUND and AIM Cash Reserve Shares of AIM MONEY MARKET FUND are sold without a sales charge and Class B shares (the "Class B shares") and Class C shares (the "Class C shares") of the Multiple Class Funds which offer such classes are sold at net asset value subject to a contingent deferred sales charge payable upon certain redemptions. Class B shares of AIM DOLLAR FUND, however, may be acquired only by an exchange of shares of another AIM Fund. These contingent deferred sales charges are described under the caption "How to Redeem Shares -- Multiple Distribution System." Securities dealers and other persons entitled to receive compensation for selling or servicing shares of a Multiple Class Fund may receive different compensation for selling or servicing one particular class of shares over another class in the same Multiple Class Fund. Factors an investor should consider prior to purchasing Class A, Class B or Class C shares (or, if applicable, AIM Cash Reserve Shares) of a Multiple Class Fund are described below under "Special Information Relating to Multiple Class Funds." For information on purchasing any of the AIM Funds and to receive a prospectus, please call (800) 347-4246. As described below, the sales charge otherwise applicable to a purchase of shares of a fund may be reduced if certain conditions are met. In order to take advantage of a reduced sales charge, the prospective investor or his dealer must advise AIM Distributors that the conditions for obtaining a reduced sales charge have been met. Net asset value is determined in the manner described under the caption "Determination of Net Asset Value."

  The following Multiple Class Funds sometimes are referred to herein as the "AIM/GT Funds": AIM AMERICA VALUE FUND, AIM DEVELOPING MARKETS FUND, AIM DOLLAR FUND, AIM EMERGING MARKETS FUND, AIM EMERGING MARKETS DEBT FUND, AIM EUROPE GROWTH FUND, AIM GLOBAL CONSUMER PRODUCTS AND SERVICES FUND, AIM GLOBAL FINANCIAL SERVICES FUND, AIM GLOBAL GOVERNMENT INCOME FUND, AIM GLOBAL GROWTH & INCOME FUND, AIM GLOBAL HEALTH CARE FUND, AIM GLOBAL INFRASTRUCTURE FUND, AIM GLOBAL RESOURCES FUND, AIM GLOBAL TELECOMMUNICATIONS FUND, AIM GLOBAL TRENDS FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH FUND, AIM LATIN AMERICAN GROWTH FUND, AIM MID CAP GROWTH FUND, AIM NEW PACIFIC GROWTH FUND, AIM SMALL CAP EQUITY FUND, AIM STRATEGIC INCOME FUND and AIM WORLDWIDE GROWTH FUND.

  The following tables show the sales charge and dealer concession at various investment levels for the AIM Funds.

SALES CHARGES AND DEALER CONCESSIONS

  GROUP I. Certain AIM Funds are currently sold with a sales charge ranging from 5.50% to 2.00% of the offering price on purchases of less than $1,000,000. These AIM Funds include Class A shares of each of AIM ADVISOR FLEX FUND, AIM ADVISOR INTERNATIONAL VALUE FUND, AIM ADVISOR LARGE CAP VALUE FUND, AIM ADVISOR MULTIFLEX FUND, AIM AGGRESSIVE GROWTH FUND, AIM BASIC VALUE FUND, AIM ASIAN GROWTH FUND, AIM BLUE CHIP FUND, AIM CAPITAL DEVELOPMENT FUND, AIM CHARTER FUND, AIM CONSTELLATION FUND, AIM EUROPEAN DEVELOPMENT FUND, AIM EUROPE GROWTH FUND, AIM GLOBAL UTILITIES FUND, AIM GLOBAL GROWTH & INCOME FUND, AIM INTERNATIONAL EQUITY FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH FUND, AIM MID CAP EQUITY FUND, AIM MONEY MARKET FUND, AIM NEW PACIFIC GROWTH FUND, AIM SELECT GROWTH FUND, AIM SMALL CAP GROWTH FUND, AIM SMALL CAP OPPORTUNITIES FUND, AIM VALUE FUND, AIM WEINGARTEN FUND and AIM WORLDWIDE GROWTH FUND.

                                                                                DEALER
                                                                              CONCESSION
                                                  INVESTOR'S SALES CHARGE     ----------
                                                 --------------------------      AS A
                                                     AS A           AS A      PERCENTAGE
                                                  PERCENTAGE     PERCENTAGE     OF THE
                                                 OF THE PUBLIC   OF THE NET     PUBLIC
     AMOUNT OF INVESTMENT IN                       OFFERING        AMOUNT      OFFERING
      SINGLE TRANSACTION(1)                          PRICE        INVESTED      PRICE
     -----------------------                     -------------   ----------   ----------
             Less than $   25,000                    5.50%          5.82%        4.75%
 $ 25,000 but less than $   50,000                   5.25           5.54         4.50
 $ 50,000 but less than $ 100,000                    4.75           4.99         4.00
 $100,000 but less than $ 250,000                    3.75           3.90         3.00
 $250,000 but less than $ 500,000                    3.00           3.09         2.50
 $500,000 but less than $1,000,000                   2.00           2.04         1.60

---------------

(1) AIM Small Cap Opportunities Fund will not accept any single purchase in excess of $250,000.

  There is no sales charge on purchases of $1,000,000 or more; however, AIM Distributors may pay a dealer concession and/or advance a service fee on such transactions. See "All Groups of AIM Funds." PURCHASES OF $1,000,000 OR MORE ARE AT NET ASSET VALUE, SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE OF 1% IF SHARES ARE REDEEMED PRIOR TO 18 MONTHS FROM THE DATE SUCH SHARES WERE PURCHASED, AS DESCRIBED UNDER THE CAPTION "HOW TO REDEEM SHARES -- CONTINGENT DEFERRED SALES CHARGE PROGRAM FOR LARGE PURCHASES."

  GROUP II. Certain AIM Funds are currently sold with a sales charge ranging from 4.75% to 2.00% of the offering price on purchases of less than $1,000,000. These AIM Funds are: the Class A shares of each of AIM ADVISOR REAL ESTATE FUND, AIM BALANCED FUND, AIM DEVELOPING MARKETS FUND, AIM EMERGING MARKETS FUND, AIM EMERGING MARKETS DEBT FUND, AIM GLOBAL AGGRESSIVE GROWTH FUND, AIM GLOBAL CONSUMER PRODUCTS AND SERVICES FUND, AIM GLOBAL FINANCIAL SERVICES FUND, AIM GLOBAL GOVERNMENT INCOME FUND, AIM GLOBAL GROWTH FUND, AIM GLOBAL HEALTH CARE FUND, AIM GLOBAL INCOME FUND, AIM GLOBAL INFRASTRUCTURE FUND, AIM GLOBAL RESOURCES FUND, AIM GLOBAL TELECOMMUNICATIONS FUND, AIM GLOBAL TRENDS FUND, AIM HIGH INCOME MUNICIPAL FUND, AIM HIGH YIELD FUND, AIM INCOME FUND, AIM INTERMEDIATE GOVERNMENT FUND, AIM LATIN AMERICAN GROWTH FUND, AIM MUNICIPAL BOND FUND, AIM STRATEGIC INCOME FUND and AIM TAX-EXEMPT BOND FUND OF CONNECTICUT.

                                                                                DEALER
                                                                              CONCESSION
                                                  INVESTOR'S SALES CHARGE     ----------
                                                 --------------------------      AS A
                                                     AS A           AS A      PERCENTAGE
                                                  PERCENTAGE     PERCENTAGE     OF THE
                                                 OF THE PUBLIC   OF THE NET     PUBLIC
     AMOUNT OF INVESTMENT IN                       OFFERING        AMOUNT      OFFERING
        SINGLE TRANSACTION                           PRICE        INVESTED      PRICE
     -----------------------                     -------------   ----------   ----------
             Less than $   50,000                    4.75%          4.99%        4.00%
 $ 50,000 but less than $ 100,000                    4.00           4.17         3.25
 $100,000 but less than $ 250,000                    3.75           3.90         3.00
 $250,000 but less than $ 500,000                    2.50           2.56         2.00
 $500,000 but less than $1,000,000                   2.00           2.04         1.60

  There is no sales charge on purchases of $1,000,000 or more; however, AIM Distributors may pay a dealer concession and/or advance a service fee on such transactions. See "All Groups of AIM Funds." PURCHASES OF $1,000,000 OR MORE ARE AT NET ASSET VALUE, SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE OF 1% IF SHARES ARE REDEEMED PRIOR TO 18 MONTHS FROM THE DATE SUCH SHARES WERE PURCHASED, AS DESCRIBED UNDER THE CAPTION "HOW TO REDEEM SHARES -- CONTINGENT DEFERRED SALES CHARGE PROGRAM FOR LARGE PURCHASES."

  GROUP III. Certain AIM Funds are currently sold with a sales charge ranging from 1.00% to 0.50% of the offering price on purchases of less than $1,000,000. These AIM Funds are the Class A shares of each of AIM LIMITED MATURITY TREASURY FUND and AIM TAX-FREE INTERMEDIATE FUND.

                                                                                DEALER
                                                                              CONCESSION
                                                  INVESTOR'S SALES CHARGE     ----------
                                                 --------------------------      AS A
                                                     AS A           AS A      PERCENTAGE
                                                  PERCENTAGE     PERCENTAGE     OF THE
                                                 OF THE PUBLIC   OF THE NET     PUBLIC
     AMOUNT OF INVESTMENT IN                       OFFERING        AMOUNT      OFFERING
        SINGLE TRANSACTION                           PRICE        INVESTED      PRICE
     -----------------------                     -------------   ----------   ----------
Less than $ 100,000                                  1.00%          1.01%        0.75%
 $100,000 but less than $ 250,000                    0.75           0.76         0.50
 $250,000 but less than $1,000,000                   0.50           0.50         0.40

  There is no sales charge on purchases of $1,000,000 or more; however, AIM Distributors may pay a dealer concession and/or advance a service fee on such transactions.

  ALL GROUPS OF AIM FUNDS. AIM Distributors may elect to re-allow the entire initial sales charge to dealers for all sales with respect to which orders are placed with AIM Distributors during a particular period. Dealers to whom substantially the entire sales charge is re-allowed may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933.

  In addition to amounts paid to dealers as a dealer concession out of the initial sales charge paid by investors, AIM Distributors may, from time to time, at its expense or as an expense for which it may be compensated under a distribution plan, if applicable, pay a bonus or other consideration or incentive to dealers who sell a minimum dollar amount of the shares of the AIM Funds during a specified period of time. In some instances, these incentives may be offered only to certain dealers who have sold or may sell significant amounts of shares. At the option of the dealer, such incentives may take the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives and their families to places within or outside the United States. The total amount of such additional bonus payments or other consideration shall not exceed 0.25% of the public offering price of the shares sold. Any such bonus or incentive programs will not change the price paid by investors for the purchase of the applicable AIM Fund's shares or the amount that any particular AIM Fund will receive as proceeds from such sales. Dealers may not use sales of the AIM Funds' shares to qualify for any incentives to the extent that such incentives may be prohibited by the laws of any state.

  AIM Distributors may make payments to dealers and institutions who are dealers of record for purchases of $1 million of more of Class A shares (or shares which normally involve payment of initial sales charges), which are sold at net asset value and are subject to a contingent deferred sales charge, for all AIM Funds other than Class A shares of each of AIM LIMITED MATURITY TREASURY FUND and AIM TAX-FREE INTERMEDIATE FUND as follows: 1% of the first $2 million of such purchases, plus 0.80% of the next $1 million of such purchases, plus 0.50% of the next $17 million of such purchases, plus 0.25% of amounts in excess of $20 million of such purchases. See "Contingent Deferred Sales Charge Program for Large Purchases." AIM Distributors may make payments to dealers and institutions who are dealers of record for purchases of $1 million or more of Class A shares (or shares which normally involve payment of initial sales charges), and which are sold at net asset value and are not subject to a contingent deferred sales charge, in an amount up to 0.10% of such purchases of Class A shares of AIM LIMITED MATURITY TREASURY FUND, and in an amount up to 0.25% of such purchases of Class A shares of AIM TAX-FREE INTERMEDIATE FUND.

  AIM Distributors may pay sales commissions to dealers and institutions who sell Class B shares of the AIM Funds at the time of such sales. Payments with respect to Class B shares will equal 4.00% of the purchase price of the Class B shares sold by the dealer or institution, and will consist of a sales commission equal to 3.75% of the purchase price of the Class B shares sold plus an advance of the first year service fee of 0.25% with respect to such shares. The portion of the payments to AIM Distributors under the Class B Plan which constitutes an asset-based sales charge (0.75%) is intended in part to permit AIM Distributors to recoup a portion of such sales commissions plus financing costs.

  AIM Distributors may pay sales commissions to dealers and institutions who sell Class C shares of the AIM Funds at the time of such sales. Payments with respect to Class C shares will equal 1.00% of the purchase price of the Class C shares sold by the dealer or institution, and will consist of a sales commission of 0.75% of the purchase price of the Class C shares sold plus an advance of the first year service fee of 0.25% with respect to such shares. AIM Distributors will retain all payments received by it relating to Class C shares for the first year after they are purchased. The portion of the payments to AIM Distributors under the Class A and C Plan attributable to Class C shares which constitutes an asset-based sales charge (0.75%) is intended in part to permit AIM Distributors to recoup a portion of on-going sales commissions to dealers plus financing costs, if any. After the first full year, AIM Distributors will make such payments quarterly to dealers and institutions based on the average net asset value of Class C shares which are attributable to shareholders for whom the dealers and institutions are designated as dealers of record. These commissions on Class C shares are not paid on sales to investors exempt from the CDSC, including Class C shareholders of record on April 30, 1995 who purchase additional shares in any of the Funds on or after May 1, 1995, and in circumstances where AIM Distributors grants an exemption on particular transactions.

  TIMING OF PURCHASE ORDERS. Orders for the purchase of shares of an AIM Fund (other than AIM MONEY MARKET FUND, as described below) received prior to the close of regular trading on the New York Stock Exchange ("NYSE"), which is generally 4:00 p.m. Eastern Time (and which is hereinafter referred to as "NYSE Close"), on any business day of an AIM Fund will be confirmed at the price next determined. Orders received after NYSE Close will be confirmed at the price determined on the next business day of the AIM Fund. Certain financial institutions (or their designees) may be authorized to accept purchase orders on behalf of the AIM Funds. Orders received by authorized institutions (or their designees) before NYSE Close will be deemed to have been received by an AIM Fund on such day and will be effected that day, provided that such orders are transmitted to the Transfer Agent prior to the time set for receipt of such orders. It is the responsibility of the dealer/financial institution to ensure that all orders are transmitted on a timely basis to the Transfer Agent. Any loss resulting from the dealer/financial institution's failure to submit an order within the prescribed time frame will be borne by that dealer/financial institution. Please see "How to Purchase Shares -- Purchases by Wire" for information on obtaining a reference number for wire orders, which will facilitate the handling of such orders and ensure prompt credit to an investor's account. A "business day" of an AIM Fund is any day on which the NYSE is open for business. It is expected that the NYSE will be closed during the next twelve months on Saturdays and Sundays and on the days on which New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day are observed by the NYSE.

  An investor who uses a check to purchase shares will be credited with the full number of shares purchased at the time of receipt of the purchase order, as previously described. However, in the event of a redemption or exchange of such shares, the investor may be required to wait up to ten business days before the redemption proceeds are sent. This delay is necessary in order to ensure that the check has cleared. If the check does not clear, or if any investment order must be cancelled due to nonpayment, the investor will be responsible for any resulting loss to an AIM Fund or to AIM Distributors.

  SPECIAL INFORMATION RELATING TO MULTIPLE CLASS FUNDS. The Multiple Class Funds currently offer two or more classes of shares through separate distribution systems (the "Multiple Distribution System"). Although each class of shares of a particular Multiple Class Fund represents an interest in the same portfolio of investments, each class is subject to a different distribution structure and, as a result, differing expenses. This Multiple Distribution System allows investors to select the class that is best suited to the investor's needs and objectives. In considering the options afforded by the Multiple Distribution System, investors should consider both the applicable initial sales charge or contingent deferred sales charge, as well as the ongoing expenses borne by each class of shares and other relevant factors, such as whether his or her investment goals are long-term or short-term.

     CLASS A SHARES generally are sold subject to the initial sales charges described above and are subject to the other fees and expenses described herein. Class A shares of AIM MONEY MARKET FUND are designed to meet the needs of an investor who wishes to establish a dollar cost averaging program, pursuant to which Class A shares an investor owns may be exchanged at net asset value for Class A shares of another Multiple Class Fund or shares of another AIM Fund which is not a Multiple Class Fund, subject to the terms and conditions described under the caption "Exchange
     Privilege -- Terms and Conditions of Exchanges."

     CLASS B SHARES are sold without an initial sales charge. Thus, the entire purchase price of Class B shares is immediately invested in Class B shares. Class B shares are subject, however, to Rule 12b-1 Plan payments of 1.00% per annum on the average daily net assets of a Multiple Class Fund attributable to Class B shares. See the discussion under the caption "Management -- Distribution Plans." In addition, Class B shares redeemed within six years from the date such shares were purchased are subject to a contingent deferred sales charge ranging from 5% for redemptions made within the first year to 1% for redemptions made within the sixth year. No contingent deferred sales charge will be imposed if Class B shares are redeemed after six years from the date such shares were purchased. Redemptions of Class B shares and associated charges are further described under the caption "How to Redeem Shares -- Multiple Distribution System."

     Class B shares will automatically convert into Class A shares of the same Multiple Class Fund (together with a pro rata portion of all Class B shares acquired through the reinvestment of dividends and other distributions) eight years from the end of the calendar month in which the purchase of Class B shares was made. Class B shares of AIM GLOBAL TRENDS FUND that were outstanding on May 29, 1998 and which are continuously held by the shareholder, automatically convert to Class A shares of AIM GLOBAL TRENDS FUND seven years from the end of the calendar month in which the purchase of such Class B shares was made. If a shareholder exchanges Class B shares of AIM GLOBAL TRENDS FUND that were outstanding on, and continuously held since, May 29, 1998 for Class B shares of any other AIM Fund, such Class B shares will be subject to the eight year conversion feature applicable to Class B shares of all other AIM Funds. Following such conversion of their Class B shares, investors will be relieved of the higher Rule 12b-1 Plan payments associated with Class B shares. See "Management -- Distribution Plans."

     AIM Cash Reserve Shares of AIM MONEY MARKET FUND are sold without an initial sales charge and are not subject to a contingent deferred sales charge; however, they are subject to the other fees and expenses described in the prospectus for AIM MONEY MARKET FUND.

  TIMING OF PURCHASE, EXCHANGE AND REDEMPTION ORDERS (AIM MONEY MARKET FUND
ONLY). Orders for purchases, exchanges and redemptions of shares of AIM MONEY MARKET FUND received prior to 12:00 noon Eastern Time or NYSE Close on any business day of the Fund will be confirmed at the price next determined. Net asset value is normally determined at 12:00 noon Eastern Time and NYSE Close on each business day of AIM MONEY MARKET FUND.

  SPECIAL INFORMATION RELATING TO AIM MONEY MARKET FUND, AIM TAX-EXEMPT CASH FUND and AIM DOLLAR FUND (THE "MONEY MARKET FUNDS"). Because each Money Market Fund uses the amortized cost method of valuing the securities it holds and rounds its per share net asset value to the nearest whole cent, it is anticipated that the net asset value of the shares of such funds will remain constant at $1.00 per share. However, there is no assurance that each Money Market Fund can maintain a $1.00 net asset value per share. In order to earn dividends with respect to AIM MONEY MARKET FUND on the same day that a purchase is made, purchase payments in the form of federal funds must be received by the Transfer Agent before 12:00 noon Eastern Time on that day. Purchases made by payments in any other form, or payments in the form of federal funds received after such time but prior to NYSE Close, will begin to earn dividends on the next business day following the date of purchase. The Money Market Funds generally will not issue share certificates but will record investor holdings in noncertificate form and regularly advise the shareholder of his ownership position.

  SHARE CERTIFICATES. Share certificates for all AIM Funds will be issued upon written request by a shareholder to AIM Distributors or the Transfer Agent. Otherwise, such shares will be held on the shareholder's behalf by the applicable AIM Fund(s) and be recorded on the books of such fund(s). See "Exchange Privilege -- Exchanges by Telephone" and "How to Redeem
Shares -- Redemptions by Telephone" for restrictions applicable to shares issued in certificate form. Please note that certificates will not be issued for shares held in prototype retirement plans.

  MINIMUM ACCOUNT BALANCE. If (1) an account opened in a fund has been in effect for at least one year and the shareholder has not made an additional purchase in that account within the preceding six calendar months and (2) the value of such account drops below $500 for three consecutive months as a result of redemptions or exchanges, the fund has the right to redeem the account, after giving the shareholder 60 days' prior written notice, unless the shareholder makes additional investments within the notice period to bring the account value up to $500. If a fund determines that a shareholder has provided incorrect information in opening an account with a fund or in the course of conducting subsequent transactions with the fund related to such account, the fund may, in its discretion, redeem the account and distribute the proceeds of such redemption to the shareholder.

REDUCTIONS IN INITIAL SALES CHARGES

  Reductions in the initial sales charges shown in the sales charge tables (quantity discounts) apply to purchases of Class A shares of the AIM Funds that are otherwise subject to an initial sales charge, provided that such purchases are made by a "purchaser" as hereinafter defined. Purchases of Class A shares of AIM TAX-EXEMPT CASH FUND and AIM DOLLAR FUND, AIM Cash Reserve Shares of AIM MONEY MARKET FUND and Class B and Class C shares of the Multiple Class Funds will not be taken into account in determining whether a purchase qualifies for a reduction in initial sales charges.

  The term "purchaser" means:

  - an individual and his or her spouse and children, including any trust established exclusively for the benefit of any such person; or a pension, profit-sharing, or other benefit plan established exclusively for the benefit of any such person, such as an IRA, Roth IRA, a single-participant money-purchase/profit-sharing plan or an individual participant in a 403(b) plan (unless such 403(b) plan qualifies as the purchaser as defined below);

  - a 403(b) plan, the employer/sponsor of which is an organization described under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that:

        a. the employer/sponsor must submit contributions for all participating employees in a single contribution transmittal (i.e., the funds will not accept contributions submitted with respect to individual participants);

        b. each transmittal must be accompanied by a single check or wire transfer; and

        c. all new participants must be added to the 403(b) plan by submitting an application on behalf of each new participant with the contribution transmittal;

  - a trustee or fiduciary purchasing for a single trust, estate or single fiduciary account (including a pension, profit-sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the
    Code) and 457 plans, although more than one beneficiary or participant is involved;

  - a Simplified Employee Pension ("SEP"), Salary Reduction and other Elective Simplified Employee Pension account ("SARSEP"), or Savings Incentive Match Plans for Employees IRA ("SIMPLE IRA") where the employer has notified AIM Distributors in writing that all of its related employee SEP, SARSEP or SIMPLE IRA accounts should be linked;

  - any other organized group of persons, whether incorporated or not, provided the organization has been in existence for at least six months and has some purpose other than the purchase at a discount of redeemable securities of a registered investment company; or

  - the discretionary advised accounts of A I M Advisors, Inc. ("AIM") or A I M Capital Management, Inc. ("AIM Capital").

  Investors or dealers seeking to qualify orders for a reduced initial sales charge must identify such orders and, if necessary, support their qualification for the reduced charge. AIM Distributors reserves the right to determine whether any purchaser is entitled, by virtue of the foregoing definition, to the reduced sales charge. No person or entity may distribute shares of the AIM Funds without payment of the applicable sales charge other than to persons or entities who qualify for a reduction in the sales charge provided herein.

  (1) LETTERS OF INTENT. A purchaser, as previously defined, may pay reduced initial sales charges by completing the appropriate section of the account application and by fulfilling a Letter of Intent ("LOI"). The LOI privilege is also available to holders of the Connecticut General Guaranteed Account, established for tax qualified group annuities, for contracts purchased on or before June 30, 1992. The LOI confirms such purchaser's intention as to the total investment to be made in shares of the AIM Funds (except for (i) Class A shares of AIM DOLLAR FUND, AIM TAX-EXEMPT CASH FUND, and AIM Cash Reserve Shares of AIM MONEY MARKET FUND and (ii) Class B and Class C shares of the Multiple Class Funds) within the following 13 consecutive months. By marking the LOI section on the account application and by signing the account application, the purchaser indicates that he understands and agrees to the terms of the LOI and is bound by the provisions described below.

  Each purchase of fund shares normally subject to an initial sales charge made during the 13-month period will be made at the public offering price applicable to a single transaction of the total dollar amount indicated by the LOI, as described under "Sales Charges and Dealer Concessions." It is the purchaser's responsibility at the time of purchase to specify the account numbers that should be considered in determining the appropriate sales charge. The offering price may be further reduced as described under "Rights of Accumulation" if the Transfer Agent is advised of all other accounts at the time of the investment. Shares acquired through reinvestment of dividends and capital gain distributions will not be applied to the LOI. At any time during the 13-month period after meeting the original obligation, a purchaser may revise his intended investment amount upward by submitting a written and signed request. Such a revision will not change the original expiration date. By signing an LOI, a purchaser is not making a binding commitment to purchase additional shares, but if purchases made within the 13-month period do not total the amount specified, the investor will pay the increased amount of sales charge as described below. Purchases made within 90 days before signing an LOI will be applied toward completion of the LOI. The LOI effective date will be the date of the first purchase with the 90-day period. The Transfer Agent will process necessary adjustments upon the expiration or completion date of the LOI. Purchases made more than 90 days before signing an LOI will be applied toward completion of the LOI based on the value of the shares purchased calculated at the public offering price on the effective date of the LOI.

  To assure compliance with the provisions of the 1940 Act, out of the initial purchase (or subsequent purchases if necessary) the Transfer Agent will escrow in the form of shares an appropriate dollar amount (computed to the nearest full share). All dividends and any capital gain distributions on the escrowed shares will be credited to the purchaser. All shares purchased, including those escrowed, will be registered in the purchaser's name. If the total investment specified under this LOI is completed within the 13-month period, the escrowed shares will be promptly released. If the intended investment is not completed, the purchaser will pay the Transfer Agent the difference between the sales charge on the specified amount and the amount actually purchased. If the purchaser does not pay such difference within 20 days of the expiration date, he irrevocably constitutes and appoints the Transfer Agent as his attorney to surrender for redemption any or all shares, to make up such difference within 60 days of the expiration date.

  If at any time before completing the LOI Program, the purchaser wishes to cancel the agreement, he must give written notice to AIM Distributors. If at any time before completing the LOI Program the purchaser requests the Transfer Agent to liquidate or transfer beneficial ownership of his total shares, a cancellation of the LOI will automatically be effected. If the total amount purchased is less than the amount specified in the LOI, the Transfer Agent will redeem an appropriate number of escrowed shares equal to the difference between the sales charge actually paid and the sales charge that would have been paid if the total purchases had been made at a single time.

  Any investor who purchased shares of the AIM/GT Funds pursuant to a LOI entered into prior to June 1, 1998 may continue to make such purchases under the terms of such LOI. See "How to Purchase and Redeem Shares" in the Statement of Additional Information.

  (2) RIGHTS OF ACCUMULATION. A "purchaser," as previously defined, may also qualify for reduced initial sales charges based upon such purchaser's existing investment in shares of any of the AIM Funds (except for (i) Class A shares of AIM DOLLAR FUND, AIM TAX-EXEMPT CASH FUND and AIM Cash Reserve Shares of AIM MONEY MARKET FUND and (ii) Class B and Class C shares of the Multiple Class Funds) at the time of the proposed purchase. Rights of accumulation are also available to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992. To determine whether or not a reduced initial sales charge applies to a proposed purchase, AIM Distributors takes into account not only the money which is invested upon such proposed purchase, but also the value of all shares of the AIM Funds (except for (i) Class A shares of AIM DOLLAR FUND, AIM TAX-EXEMPT CASH FUND and AIM Cash Reserve Shares of AIM MONEY MARKET FUND and (ii) Class B and Class C shares of the Multiple Class Funds) owned by such purchaser, calculated at their then current public offering price. If a purchaser so qualifies for a reduced sales charge, the reduced sales charge applies to the total amount of money then being invested by such purchaser and not just to the portion that exceeds the breakpoint above which a reduced sales charge applies. For example, if a purchaser already owns qualifying shares of any AIM Fund with a value of $20,000 and wishes to invest an additional $20,000 in a fund with a maximum initial sales charge of 5.50%, the reduced initial sales charge of 5.25% will apply to the full $20,000 purchase and not just to the $15,000 in excess of the $25,000 breakpoint. To qualify for obtaining the discount applicable to a particular purchase, the purchaser or his dealer must furnish AFS with a list of the account numbers and the names in which such accounts of the purchaser are registered at the time the purchase is made.

  PURCHASES AT NET ASSET VALUE. Purchases of shares of any of the AIM Funds at net asset value (without payment of an initial sales charge) may be made in connection with: (a) the reinvestment of dividends and other distributions from a fund (see "Dividends, Distributions and Tax Matters"); (b) exchanges of shares of certain other funds (see "Exchange Privilege"); (c) use of the reinstatement privilege (see "How to Redeem Shares"); or (d) a merger, consolidation or acquisition of assets of a fund.

  Shareholders of record of Class A shares of AIM WEINGARTEN FUND and AIM CONSTELLATION FUND on September 8, 1986, and shareholders of record of Class A shares of AIM CHARTER FUND on November 17, 1986, may purchase additional Class A shares of the particular AIM Fund(s) whose shares they owned on such date, at net asset value (without payment of a sales charge) for as long as they continuously own Class A shares of such AIM Fund(s) having a market value of at least $500. In addition, discretionary advised clients of any investment advisors whose clients held Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND on September 8, 1986, or who held Class A shares of AIM CHARTER FUND on November 17, 1986, and have held such Class A shares at all times subsequent to such date, may purchase Class A shares of the applicable AIM Fund(s) at the net asset value of such shares.

  The following persons may purchase Class A shares of the AIM Funds through AIM Distributors without payment of an initial sales charge: (a) A I M Management Group Inc. ("AIM Management") and its affiliated companies; (b) any current or retired officer, director, trustee or employee, or any member of the immediate family (including spouse, children, parents and parents of spouse) of any such person, of AIM Management or its affiliates or of certain mutual funds which are advised or managed by AIM; or any trust established exclusively for the benefit of such persons; (c) any employee benefit plan established for employees of AIM Management or its affiliates; (d) any current or retired officer, director, trustee or employee, or any member of the immediate family (including spouse, children, parents and parents of spouse) of any such person, or of CIGNA Corporation or of any of its affiliated companies, or of First Data Investor Services Group (formerly The Shareholder Services Group, Inc.); (e) any investment company sponsored by CIGNA Investments, Inc. or any of its affiliated companies for the benefit of its directors' deferred compensation plans; (f) discretionary advised clients of AIM or AIM Capital; (g) registered representatives and employees of dealers who have entered into agreements with AIM Distributors (or financial institutions that have arrangements with such dealers with respect to the sale of shares of the AIM Funds) and any member of the immediate family (including spouse, children, parents and parents of spouse) of any such person, provided that purchases at net asset value are permitted by the policies of such person's employer; (h) certain broker-dealers, investment advisers or bank trust departments that provide asset allocation, similar specialized investment services or investment company transaction services for their customers, that charge a minimum annual fee for such services, and that have entered into an agreement with AIM Distributors with respect to their use of the AIM Funds in connection with such services; (i) any employee or any member of the immediate family (including spouse, children, parents and parents of spouse) of any employee, of Triformis Inc.; (j) shareholders of the AIM/GT Funds as of April 30, 1987 who since that date continually have owned shares of one or more of the AIM/GT Funds; and (k) certain former AMA Investment Advisers' shareholders who became shareholders of the AIM Global Health Care Fund in October 1989, and who have continuously held shares in the AIM/GT Funds since that time.

  In addition, shares of any AIM Fund (except AIM Small Cap Opportunities Fund) may be purchased at net asset value, without payment of a sales charge, by pension, profit-sharing or other employee benefit plans created pursuant to a plan qualified under Section 401 of the Code or plans under Section 457 of the Code, or employee benefit plans created pursuant to Section 403(b) of the

Code and sponsored by nonprofit organizations defined under Section 501(c)(3) of the Code. Such plans will qualify for purchases at net asset value provided that
(1) the total amount invested in the plan is at least $1,000,000, (2) the sponsor signs a $1,000,000 LOI, (3) such shares are purchased by an employer-sponsored plan with at least 100 eligible employees, or (4) all of the plan's transactions are executed through a single financial institution or service organization who has entered into an agreement with AIM Distributors with respect to their use of the AIM Funds in connection with such accounts.
Section 403(b) plans sponsored by public educational institutions will not be eligible for net asset value purchases based on the aggregate investment made by the plan or the number of eligible employees. Participants in such plans will be eligible for reduced sales charges based solely on the aggregate value of their individual investments in the applicable AIM Fund. PLEASE NOTE THAT TAX-EXEMPT FUNDS ARE NOT APPROPRIATE INVESTMENTS FOR SUCH PLANS. AIM Distributors may pay investment dealers or other financial service firms for share purchases of the Load Funds (as defined under the caption "Exchange Privilege") sold at net asset value to an employee benefit plan in accordance with this paragraph as follows:
1% of the first $2 million of such purchases, plus 0.80% of the next $1 million of such purchases, plus 0.50% of the next $17 million of such purchases, plus 0.25% of amounts in excess of $20 million of such purchases and up to 0.10% of the net asset value of any Class A shares of AIM LIMITED MATURITY TREASURY FUND sold at net asset value to an employee benefit plan in accordance with this paragraph.

  Class A shares of AIM WEINGARTEN FUND and AIM CONSTELLATION FUND may be deposited at net asset value, without payment of a sales charge, in G/SET series unit investment trusts, whose portfolios consist exclusively of Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND and stripped United States Treasury issued notes or bonds bearing no current interest ("Treasury Obligations"). Class A shares of such funds may also be purchased at net asset value by other unit investment trusts approved by the Board of Directors of AIM Equity Funds, Inc. Unit holders of such trusts may elect to invest cash distributions from such trusts in Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND at net asset value, including: (a) distributions of any dividend income or other income received by such trusts; (b) distributions of any net capital gains received in respect of Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND and proceeds of the sales of Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND used to redeem units of such trusts; and (c) proceeds from the maturity of the Treasury Obligations at the termination dates of such trusts. Prior to the termination dates of such trusts, a unit holder may invest the proceeds from the redemption or repurchase of his units in Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND at net asset value, provided: (a) that the investment in Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND is effected within 30 days of such redemption or repurchase; and (b) that the unit holder or his dealer provides AIM Distributors with a letter which: (i) identifies the name, address and telephone number of the dealer who sold to the unit holder the units to be redeemed or repurchased; and (ii) states that the investment in Class A shares of AIM WEINGARTEN FUND or AIM CONSTELLATION FUND is being funded exclusively by the proceeds from the redemption or repurchase of units of such trusts.

  FOR ANY FUND NAMED ON THE COVER PAGE OF THIS PROSPECTUS, AIM DISTRIBUTORS AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME (1) TO WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS; (2) TO REJECT ANY PURCHASE OR EXCHANGE ORDER OR TO CANCEL ANY PURCHASE DUE TO NONPAYMENT OF THE PURCHASE PRICE; (3) TO INCREASE, WAIVE OR LOWER THE MINIMUM INVESTMENT REQUIREMENTS; OR (4) TO MODIFY ANY OF THE TERMS OR CONDITIONS OF PURCHASE OF SHARES OF SUCH FUND. For any fund named on the cover page, AIM Distributors and its agents will use their best efforts to provide notice of any such actions through correspondence with broker-dealers and existing shareholders, supplements to the AIM Funds' prospectuses, or other appropriate means, and will provide sixty (60) days' notice in the case of termination or material modification to the exchange privilege discussed under the caption "Exchange Privilege."

--------------------------------------------------------------------------------

SPECIAL PLANS

  Except as noted below, each AIM Fund provides the special plans described below for the convenience of its shareholders. Once established, there is no obligation to continue to invest through a plan, and a shareholder may terminate a plan at any time.

  Special plan applications and further information, including details of any fees which are charged to a shareholder investing through a plan, may be obtained by written request, directed to AFS at the address provided under "How to Purchase Shares," or by calling the Client Services Department of AFS at
(800) 959-4246. IT IS RECOMMENDED THAT A SHAREHOLDER CONSIDERING ANY OF THE PLANS DESCRIBED HEREIN CONSULT A TAX ADVISOR BEFORE COMMENCING PARTICIPATION IN SUCH A PLAN.

  SYSTEMATIC WITHDRAWAL PLAN. Under a Systematic Withdrawal Plan, a shareholder who owns shares which are not subject to a contingent deferred sales charge, can arrange for monthly, quarterly or annual amounts (but not less than $50) to be drawn against the balance of his account in the designated AIM Fund. Shareholders who own shares subject to a contingent deferred sales charge, can only arrange for monthly or quarterly withdrawals under a Systematic Withdrawal Plan. Payment of this amount can be made on any day of the month the shareholder specifies, except the thirtieth or thirty-first day of each month in which a payment is to be made. A minimum account balance of $5,000 is required to establish a Systematic Withdrawal Plan, but there is no requirement thereafter to maintain any minimum investment. With respect to shares subject to a contingent deferred sales charge (all classes) no contingent deferred sales charge will be imposed on withdrawals made under a Systematic Withdrawal Plan, provided that the amounts withdrawn under such a plan do not exceed on an annual basis 12% of the account value at the time the shareholder elects to participate in the Systematic Withdrawal Plan. Systematic Withdrawal Plans with respect to shares subject to a contingent deferred sales charge that exceed on an annual basis 12% of such account will be subject to a contingent deferred sales charge on the amounts exceeding 12% of the account value at the time the shareholder elects to participate in the Systematic Withdrawal Plan.

  Under a Systematic Withdrawal Plan, all shares are to be held by the Transfer Agent and all dividends and distributions are reinvested to shares of the applicable AIM Fund by the Transfer Agent. To provide funds for payments made under the Systematic Withdrawal Plan, the Transfer Agent redeems sufficient full and fractional shares at their net asset value in effect at the time of each such redemption.

  Payments under a Systematic Withdrawal Plan constitute taxable events. Since such payments are funded by the redemption of shares, they may result in a return of capital and in capital gains or losses, rather than in ordinary income. Because sales charges are imposed on additional purchases of shares (other than Class B or Class C shares of the Multiple Class Funds, and AIM Cash Reserve Shares of AIM MONEY MARKET FUND), it is disadvantageous to effect such purchases while a Systematic Withdrawal Plan is in effect.

  The Systematic Withdrawal Plan may be terminated at any time upon 10 days' prior notice to AFS. Each AIM Fund bears its share of the cost of operating the Systematic Withdrawal Plan. Each AIM Fund reserves the right to initiate a fee for each withdrawal (not to exceed its cost), but there is no present intent to do so.

  AUTOMATIC INVESTMENT PLAN. Shareholders who wish to make regular systematic investments may establish an Automatic Investment Plan. Under this plan withdrawal is made on the shareholder's bank account in the amount specified by the shareholder (minimum $50 per investment, per account) and on a day or date(s) specified by the shareholder. The proceeds are invested in shares of the designated AIM Fund at the applicable offering price determined on the date of the withdrawal. An Automatic Investment Plan may be discontinued upon 10 days' prior notice to the Transfer Agent or AIM Distributors.

  AUTOMATIC DIVIDEND INVESTMENT PLAN. Shareholders may elect to have all dividends and distributions declared by an AIM Fund paid in cash or invested at net asset value, without payment of an initial sales charge, either in shares of the same AIM Fund or invested in shares of another AIM Fund. For each of the Multiple Class Funds, dividends and distributions attributable to Class A shares may be reinvested in Class A shares of the same fund, in Class A shares of another Multiple Class Fund or in shares of another AIM Fund which is not a Multiple Class Fund; dividends and distributions attributable to Class B shares may be reinvested in Class B shares of the same fund or in Class B shares of another Multiple Class Fund; dividends and distributions attributable to Class C shares may be reinvested in Class C shares of the same fund or in Class C shares of another Multiple Class Fund; and dividends and distributions attributable to AIM Cash Reserve Shares of AIM MONEY MARKET FUND may be reinvested in additional shares of such fund, in Class A shares of another Multiple Class Fund or in shares of another AIM Fund which is not a Multiple Class Fund. See "Dividends, Distributions and Tax Matters -- Dividends and Distributions" for a description of payment dates for these options. In order to qualify to have dividends and distributions of one AIM Fund invested in shares of another AIM Fund, the following conditions must be satisfied: (a) the shareholder must have an account balance in the dividend paying fund of at least $5,000; (b) the account must be held in the name of the shareholder (i.e., the account may not be held in nominee name); and (c) the shareholder must have requested and completed an authorization relating to the reinvestment of dividends into another AIM Fund. An authorization may be given on the account application or on an authorization form available from AIM Distributors. An AIM Fund will waive the $5,000 minimum account value requirement if the shareholder has an account in the fund selected to receive the dividends and distributions with a value of at least $500.

  DOLLAR COST AVERAGING. Shareholders may elect to have a specified amount automatically exchanged, either monthly or quarterly (on or about the 10th or 25th day of the applicable month), from one of their accounts into one or more AIM Funds, subject to the terms and conditions described under the caption "Exchange Privilege -- Terms and Conditions of Exchanges." The account from which exchanges are to be made must have a value of at least $5,000 when a shareholder elects to begin this program, and the exchange minimum is $50 per transaction. All of the accounts that are part of this program must have identical registrations. The net asset value of shares purchased under this program may vary, and may be more or less advantageous than if shares were not exchanged automatically. There is no charge for entering the Dollar Cost Averaging program. Sale charges may apply, as described under the caption "Exchange Privilege."

  PROTOTYPE RETIREMENT PLANS. The AIM Funds (except for AIM HIGH INCOME MUNICIPAL FUND, AIM MUNICIPAL BOND FUND, AIM TAX-FREE INTERMEDIATE FUND, AIM TAX-EXEMPT CASH FUND and AIM TAX-EXEMPT BOND FUND OF CONNECTICUT) have made the following prototype retirement plans available to corporations, individuals and employees of non-profit organizations and public schools: combination money-purchase/profit-sharing plans; 403(b) plans; IRA plans; Roth IRA plans; SARSEP plans; SEP plans; and SIMPLE IRA plans (collectively, "retirement accounts"). Information concerning these plans, including the custodian's fees and the forms necessary to adopt such plans, can be obtained by calling or writing the AIM Funds or AIM Distributors. Shares of the AIM Funds are also available for investment through existing 401(k) plans (for both individuals and employers) adopted under the Code. The plan custodian currently imposes an annual $10 maintenance fee with respect to each retirement account for which it serves as the custodian. This fee is generally charged in December. Each AIM Fund and/or the custodian reserve the right to change this maintenance fee and to initiate an establishment fee (not to exceed its cost).

  PORTFOLIO REBALANCING PROGRAM. The Portfolio Rebalancing Program ("Program") permits eligible shareholders with a minimum account balance of $5,000 to establish and maintain an allocation across a range of AIM Funds. The Program automatically rebalances holdings of AIM Funds to the established allocation on a periodic basis. Under the Program, a shareholder may predesig-nate, on a percentage basis, how the total value of his or her holdings in a minimum of two, and a maximum of ten, AIM Funds ("Personal Portfolio") is to be rebalanced on a quarterly, semiannual, or annual basis.

  Rebalancing under the Program will be effected through the exchange of shares of one or more AIM Funds in the shareholder's Personal Portfolio for shares of the same class(es) of one or more other AIM Funds in the shareholder's Personal Portfolio. See "Exchange Privilege." If shares of the AIM Fund(s) in a shareholder's Personal Portfolio have appreciated during a rebalancing period, the Program will result in shares of AIM Fund(s) that have appreciated most during the period being exchanged for shares of AIM Fund(s) that have appreciated least. SUCH EXCHANGES ARE NOT TAX-FREE AND MAY RESULT IN A SHAREHOLDER'S REALIZING A GAIN OR LOSS, AS THE CASE MAY BE, FOR FEDERAL INCOME TAX PURPOSES. See "Dividends, Distributions and Tax Matters -- Dividends and Distributions." Participation in the Program does not assure that a shareholder will profit from purchases under the Program nor does it prevent or lessen losses in a declining market.

  The Program will automatically rebalance the shareholder's Personal Portfolio on the 28th day of the last month of the period chosen (or the immediately preceding business day if the 28th is not a business day), subject to any limitations below. The Program will not execute an exchange if the variance in a shareholder's Personal Portfolio for a particular AIM Fund would be 2% or less. In predesignating percentages, shareholders must use whole percentages and totals must equal 100%. Shareholders participating in the Program may not request issuance of physical certificates representing an AIM Fund's shares. The AIM Funds and AIM Distributors reserve the right to modify, suspend, or terminate the Program at any time on sixty (60) days' prior written notice to shareholders. A request to participate in the Program must be received in good order at least five business days prior to the next rebalancing date. Once a shareholder establishes the Program for his or her Personal Portfolio, a shareholder cannot cancel or change which rebalancing frequency, which AIM Funds or what allocation percentages are assigned to the Program, unless canceled or changed in writing and received by the Transfer Agent in good order at least five business days prior to the rebalancing date. Shareholders participating in the Program may also participate in the Right of Accumulation, LOI, and Automatic Investment Plan. Certain dealers/financial institutions may charge a fee for establishing accounts relating to the Program. Investors should contact their dealers/financial institutions or AIM Distributors for more information.

--------------------------------------------------------------------------------

EXCHANGE PRIVILEGE

  TERMS AND CONDITIONS OF EXCHANGES. Shareholders of the AIM Funds may participate in an exchange privilege as described below. The exchange privilege is also available to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992. AIM Distributors acts as distributor for the AIM Funds which represent a range of different investment objectives and policies. As set forth under the caption "Terms and Conditions of Purchase of the AIM
Funds -- Sales Charges and Dealer Concessions," shares of certain of the AIM Funds, including the Class A shares of the Multiple Class Funds, listed below and referred to herein as the "Load Funds," are sold at a public offering price that includes a maximum sales charge of 5.50% or 4.75% of the public offering price of such shares; Class A shares (or shares which normally involve the payment of initial sales charges) of certain of the AIM Funds, listed below and referred to herein as the "Lower Load Funds," are sold at a public offering price that includes a maximum sales charge of 1.00% of the public offering price of such shares; and Class A shares or shares of certain other funds, listed below and referred to herein as the "No Load Funds," are sold at net asset value, without payment of a sales charge.

                                LOAD FUNDS:                                  LOWER LOAD FUNDS:
                                -----------                                  -----------------
   AIM ADVISOR FLEX FUND --            AIM GLOBAL INCOME                       AIM LIMITED MATURITY TREASURY FUND
     CLASS A                             FUND -- CLASS A                         -- CLASS A
   AIM ADVISOR INTERNATIONAL           AIM GLOBAL INFRASTRUCTURE               AIM TAX-FREE INTERMEDIATE FUND
     VALUE FUND -- CLASS A               FUND -- CLASS A                         -- CLASS A
   AIM ADVISOR LARGE CAP               AIM GLOBAL RESOURCES                  NO LOAD FUNDS:
     VALUE FUND -- CLASS A               FUND -- CLASS A                     --------------
   AIM ADVISOR MULTIFLEX               AIM GLOBAL TELECOMMUNICATIONS           AIM MONEY MARKET FUND
     FUND -- CLASS A                     FUND -- CLASS A                         -- AIM CASH RESERVE SHARES
   AIM ADVISOR REAL ESTATE             AIM GLOBAL TRENDS                       AIM TAX-EXEMPT CASH FUND -- CLASS A
     FUND -- CLASS A                     FUND -- CLASS A                       AIM DOLLAR FUND -- CLASS A
   AIM AGGRESSIVE GROWTH               AIM GLOBAL UTILITIES
     FUND -- CLASS A                     FUND -- CLASS A
   AIM ASIAN GROWTH                    AIM HIGH INCOME MUNICIPAL
     FUND -- CLASS A                     FUND -- CLASS A
   AIM BALANCED FUND -- CLASS A        AIM HIGH YIELD FUND -- CLASS A
   AIM BASIC VALUE                     AIM INCOME FUND -- CLASS A
     FUND -- CLASS A                   AIM INTERMEDIATE GOVERNMENT
   AIM BLUE CHIP FUND -- CLASS A         FUND -- CLASS A
   AIM CAPITAL DEVELOPMENT             AIM INTERNATIONAL EQUITY
     FUND -- CLASS A                     FUND -- CLASS A
   AIM CHARTER FUND -- CLASS A         AIM INTERNATIONAL GROWTH
   AIM CONSTELLATION                     FUND -- CLASS A
     FUND -- CLASS A                   AIM JAPAN GROWTH FUND -- CLASS A
   AIM DEVELOPING MARKETS              AIM LATIN AMERICAN GROWTH
     FUND -- CLASS A                     FUND -- CLASS A
   AIM EMERGING MARKETS                AIM MID CAP EQUITY
     FUND -- CLASS A                     FUND -- CLASS A
   AIM EMERGING MARKETS DEBT           AIM MONEY MARKET
     FUND -- CLASS A                     FUND -- CLASS A
   AIM EUROPE GROWTH                   AIM MUNICIPAL BOND
     FUND -- CLASS A                     FUND -- CLASS A
   AIM EUROPEAN DEVELOPMENT            AIM NEW PACIFIC GROWTH
     FUND -- CLASS A                     FUND -- CLASS A
   AIM GLOBAL AGGRESSIVE GROWTH        AIM SELECT GROWTH FUND -- CLASS A
     FUND -- CLASS A                   AIM SMALL CAP GROWTH
   AIM GLOBAL CONSUMER PRODUCTS          FUND -- CLASS A
     AND SERVICES FUND -- CLASS A      AIM SMALL CAP OPPORTUNITIES
   AIM GLOBAL FINANCIAL SERVICES         FUND -- CLASS A
     FUND -- CLASS A                   AIM STRATEGIC INCOME
   AIM GLOBAL GOVERNMENT INCOME          FUND -- CLASS A
     FUND -- CLASS A                   AIM TAX-EXEMPT BOND FUND
   AIM GLOBAL GROWTH                     OF CONNECTICUT -- CLASS A
     FUND -- CLASS A                   AIM VALUE FUND -- CLASS A
   AIM GLOBAL GROWTH &                 AIM WEINGARTEN FUND -- CLASS A
     INCOME FUND -- CLASS A            AIM WORLDWIDE GROWTH
   AIM GLOBAL HEALTH CARE                FUND -- CLASS A
     FUND -- CLASS A

  Shares of any AIM Fund may be exchanged for shares of any other AIM Fund on the terms described on the chart below, except that (i) Load Fund share purchases of $1,000,000 or more which are subject to a contingent deferred sales charge may not be exchanged for Lower Load Funds or for AIM TAX-EXEMPT CASH FUND (AND CLASS A SHARES OF AIM DOLLAR FUND); (II) LOWER LOAD FUND SHARE PURCHASES OF $1,000,000 OR MORE AND AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND, AIM TAX-EXEMPT CASH FUND AND AIM DOLLAR FUND PURCHASES MAY BE EXCHANGED FOR LOAD FUND SHARES IN AMOUNTS OF $1,000,000 OR MORE WHICH WILL THEN BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE; HOWEVER, FOR PURPOSES OF CALCULATING THE CONTINGENT DEFERRED SALES CHARGES ON THE LOAD FUND SHARES ACQUIRED, THE 18-MONTH PERIOD SHALL BE COMPUTED FROM THE DATE OF SUCH EXCHANGE; (iii) Class A shares may be exchanged for Class A shares; (iv) Class B shares may be exchanged only for Class B shares; (v) Class C shares may only be exchanged for Class C shares; and (vi) AIM Cash Reserve Shares of AIM MONEY MARKET FUND may not be exchanged for Class A, Class B or Class C shares of AIM MONEY MARKET FUND. Class C shares of AIM Small Cap Opportunities Fund are currently not available.

  DEPENDING UPON THE FUND FROM WHICH AND INTO WHICH AN EXCHANGE IS BEING MADE, SHARES BEING ACQUIRED IN AN EXCHANGE MAY BE ACQUIRED AT THEIR OFFERING PRICE OR AT THEIR NET ASSET VALUE (WITHOUT PAYMENT OF A SALES CHARGE) AS SET FORTH IN THE TABLE BELOW FOR SHARES INITIALLY PURCHASED PRIOR TO MAY 1, 1994:

                                                                                                      MULTIPLE CLASS FUNDS:
                                                            LOWER LOAD              NO LOAD       ------------------------------
      FROM:                 TO: LOAD FUNDS                     FUNDS                 FUNDS           CLASS B         CLASS C
      -----                 --------------                  ----------              -------          -------         -------
Load Funds.......  Net Asset Value                    Net Asset Value          Net Asset Value    Not Applicable  Not Applicable

Lower Load Funds.. Net Asset Value                    Net Asset Value          Net Asset Value    Not Applicable  Not Applicable
No Load Funds....  Offering Price if No Load shares   Net Asset Value if No    Net Asset Value    Not Applicable  Not Applicable
                   were directly purchased. Net       Load shares were
                   Asset Value if No Load shares      acquired upon exchange
                   were acquired upon exchange of     of shares of any Load
                   shares of any Load Fund or any     Fund or any Lower Load
                   Lower Load Fund.                   Fund; otherwise,
                                                      Offering Price.
Multiple Class
  Funds:
  Class B........  Not Applicable                     Not Applicable           Not Applicable     Net Asset Value Not Applicable

  FOR SHARES INITIALLY PURCHASED ON OR AFTER MAY 1, 1994, THE FOREGOING TABLE IS REVISED AS FOLLOWS:
Load Funds.......  Net Asset Value                    Net Asset Value          Net Asset Value    Not Applicable  Not Applicable
Lower Load Funds.. Net Asset Value if shares were     Net Asset Value          Net Asset Value    Not Applicable  Not Applicable
                   acquired upon exchange of any
                   Load Fund. Otherwise, difference
                   in sales charge will apply.
No Load Funds....  Offering Price if No Load shares   Net Asset Value if No    Net Asset Value    Not Applicable  Not Applicable
                   were directly purchased. Net       Load shares were
                   Asset Value if No Load shares      acquired upon exchange
                   were acquired upon exchange of     of shares of any Load
                   shares of any Load Fund.           Fund or any Lower Load
                   Difference in sales charge will    Fund; otherwise,
                   apply if No Load shares were       Offering Price.
                   acquired upon exchange of Lower
                   Load Fund shares.
Multiple Class
  Funds:
  Class B........  Not Applicable                     Not Applicable           Not Applicable     Net Asset Value Not Applicable
  Class C........  Not Applicable                     Not Applicable           Not Applicable     Not Applicable  Net Asset Value

  An exchange is permitted only in the following circumstances: (a) if the funds offer more than one class of shares, the exchange must be between the same class of shares (e.g., Class A, Class B and Class C shares of a Multiple Class Fund cannot be exchanged for each other) except that AIM Cash Reserve Shares of AIM MONEY MARKET FUND may be exchanged for Class A shares of another Multiple Class Fund; (b) the dollar amount of the exchange must be at least equal to the minimum investment applicable to the shares of the fund acquired through such exchange; (c) the shares of the fund acquired through exchange must be qualified for sale in the state in which the shareholder resides; (d) the exchange must be made between accounts having identical registrations and addresses; (e) the full amount of the purchase price for the shares being exchanged must have already been received by the fund; (f) the account from which shares have been exchanged must be coded as having a certified taxpayer identification number on file or, in the alternative, an appropriate IRS Form W-8 (certificate of foreign status) or Form W-9 (certifying exempt status) must have been received by the fund; (g) newly acquired shares (through either an initial or subsequent investment) are held in an account for at least ten busi-ness days, and all other shares are held in an account for at least one day, prior to the exchange; and (h) certificates representing shares must be returned before shares can be exchanged. There is no fee for exchanges among the AIM Funds.

  THE CURRENT PROSPECTUS OF EACH OF THE AIM FUNDS AND CURRENT INFORMATION CONCERNING THE OPERATION OF THE EXCHANGE PRIVILEGE ARE AVAILABLE THROUGH AIM DISTRIBUTORS OR THROUGH ANY DEALER WHO HAS EXECUTED AN APPLICABLE AGREEMENT WITH AIM DISTRIBUTORS. BEFORE EXCHANGING SHARES, INVESTORS SHOULD REVIEW THE PROSPECTUSES OF THE FUNDS WHOSE SHARES WILL BE ACQUIRED THROUGH EXCHANGE. EXCHANGES OF SHARES ARE CONSIDERED TO BE SALES FOR FEDERAL AND STATE INCOME TAX PURPOSES AND MAY RESULT IN A TAXABLE GAIN OR LOSS TO A SHAREHOLDER.

  THE EXCHANGE PRIVILEGE IS NOT AN OPTION OR RIGHT TO PURCHASE SHARES BUT IS PERMITTED UNDER THE RESPECTIVE POLICIES OF THE PARTICIPATING FUNDS, AND MAY BE MODIFIED OR DISCONTINUED BY ANY OF SUCH FUNDS OR BY AIM DISTRIBUTORS AT ANY TIME, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, WITHOUT NOTICE.

  Shares of any AIM Fund (other than AIM MONEY MARKET FUND) to be exchanged are redeemed at their net asset value as determined at NYSE Close on the day that an exchange request in proper form (described below) is received. Exchange requests received after NYSE Close will result in the redemption of shares at their net asset value at NYSE Close on the next business day. See "Terms and Conditions of Purchase of the AIM Funds -- Timing of Purchase, Exchange and Redemption Orders (AIM MONEY MARKET FUND only)" for information regarding the timing of exchange orders for AIM MONEY MARKET FUND. Normally, shares of an AIM Fund to be acquired by exchange are purchased at their net asset value or applicable offering price, as the case may be, determined on the date that such request is received, but under unusual market conditions such purchases may be delayed for up to five business days if it is determined that a fund would be materially disadvantaged by an immediate transfer of the proceeds of the exchange. If a shareholder is exchanging into a fund paying daily dividends (See "Dividends, Distributions and Tax Matters -- Dividends and Distributions," below), and the release of the exchange proceeds is delayed for the foregoing five-day period, such shareholder will not begin to accrue dividends until the sixth business day after the exchange. Shares purchased by check may not be exchanged until it is determined that the check has cleared, which may take up to ten business days from the date that the check is received. See "Terms and Conditions of Purchase of the AIM Funds -- Timing of Purchase Orders."

  In the event of unusual market conditions, AIM Distributors reserves the right to reject any exchange request, if, in the judgment of AIM Distributors, the number of requests or the total value of the shares that are the subject of the exchange places a material burden on a fund. For example, the number of exchanges by investment managers making market timing exchanges may be limited.

  EXCHANGES BY MAIL. Investors exchanging their shares by mail should send a written request to AFS. The request should contain the account registration and account number, the dollar amount or number of shares to be exchanged, and the names of the funds from which and into which the exchange is to be made. The request should comply with all of the requirements for redemption by mail, except those required for redemption of IRAs. See "How to Redeem Shares."

  EXCHANGES BY TELEPHONE. Shareholders or their agents may request an exchange by telephone. If a shareholder does not wish to allow telephone exchanges by any person in his account, he should decline that option on the account application. AIM Distributors has made arrangements with certain dealers and investment advisory firms to accept telephone instructions to exchange shares between any of the AIM Funds. AIM Distributors reserves the right to impose conditions on dealers or investment advisors who make telephone exchanges of shares of the funds, including the condition that any such dealer or investment advisor enter into an agreement (which contains additional conditions with respect to exchanges of shares) with AIM Distributors. To exchange shares by telephone, a shareholder, dealer or investment advisor who has satisfied the foregoing conditions must call AFS at (800) 959-4246. If a shareholder is unable to reach AFS by telephone, he may also request exchanges by telegraph or use overnight courier services to expedite exchanges by mail, which will be effective on the business day received by the Transfer Agent as long as such request is received prior to NYSE Close. The Transfer Agent and AIM Distributors will not be liable for any loss, expense or cost arising out of any telephone exchange request that they reasonably believe to be genuine, but may in certain cases be liable for losses due to unauthorized or fraudulent transactions if they do not follow reasonable procedures for verification of telephone transactions. Such reasonable procedures may include recordings of telephone transactions (maintained for six months), requests for confirmation of the shareholder's Social Security Number and current address, and mailings of confirmations promptly after the transaction.

  EXCHANGES OF CLASS B AND CLASS C SHARES. A contingent deferred sales charge will not be imposed in connection with exchanges among Class B or Class C shares. For purposes of determining a shareholder's holding period of Class B or Class C shares in the calculation of the applicable contingent deferred sales charge, the period of time during which Class B or Class C shares were held prior to an exchange will be added to the holding period of the applicable Class B or Class C shares acquired in an exchange.

--------------------------------------------------------------------------------

HOW TO REDEEM SHARES

  Shares of the AIM Funds may be redeemed directly through AIM Distributors or through any dealer/financial institution who has entered into an agreement with AIM Distributors. In addition to the obligation of the fund(s) named on the cover page to redeem shares, AIM Distributors also repurchases shares. Although a contingent deferred sales charge may be applicable to certain redemptions as described below, there is no redemption fee imposed when shares are redeemed or repurchased; however, dealers may charge service fees for handling repurchase transactions.

  MULTIPLE DISTRIBUTION SYSTEM. Class B Shares. Class B shares purchased under the Multiple Distribution System may be redeemed on any business day of a Multiple Class Fund at the net asset value per share next determined following receipt of the redemption order, as described under the caption "Timing and Pricing of Redemption Orders," less the applicable contingent deferred sales charge shown in the table below. No deferred sales charge will be imposed (i) on redemptions of Class B shares following six years from the date such shares were purchased, (ii) on Class B shares acquired through reinvestments of dividends and distributions attributable to Class B shares or (iii) on amounts that represent capital appreciation in the shareholder's account above the purchase price of the Class B shares.

                           YEARS                             CONTINGENT DEFERRED
                           SINCE                               SALES CHARGE AS
                         PURCHASE                            % OF DOLLAR AMOUNT
                           MADE                               SUBJECT TO CHARGE
                         --------                            -------------------
First......................................................      5%
Second.....................................................      4%
Third......................................................      3%
Fourth.....................................................      3%
Fifth......................................................      2%
Sixth......................................................      1%
Seventh and Following......................................     None

  In determining whether a contingent deferred sales charge is applicable, it will be assumed that a redemption is made first, of any shares held in the shareholder's account that are not subject to such charge; second, of shares derived from reinvestment of dividends and other distributions; third, of shares held for more than six years from the date such shares were purchased; and fourth, of shares held less than six years from the date such shares were purchased. The applicable sales charge will be applied against the lesser of the current market value of shares redeemed or their original cost.

  Class B shares that are acquired during a tender offer by AIM Floating Rate Fund ("Floating Rate Fund") pursuant to an exchange will be subject, in lieu of the contingent deferred sales charge described above, to a contingent deferred sales charge equivalent to the early withdrawal charge on the shares of the Floating Rate Fund. For purposes of computing such early withdrawal charge, the holding period of Class B shares being redeemed will include the holding period of the Floating Rate Fund shares prior to exchange.

  Class C Shares. Class C shares purchased under the Multiple Distribution System may be redeemed on any business day of a Multiple Class Fund at the net asset value per share next determined following receipt of the redemption order, as described under the caption "Timing and Pricing of Redemption Orders," less a 1% contingent deferred sales charge. No deferred sales charge will be imposed
(i) on redemptions of Class C shares following one year from the date such shares were purchased; (ii) on Class C shares acquired through reinvestment of dividends and distributions attributable to Class C shares; (iii) on amounts that represent capital appreciation in the shareholder's account above the purchase price of the Class C shares; (iv) on redemptions of additional purchases of shares of AIM ADVISOR FLEX FUND, AIM ADVISOR INTERNATIONAL VALUE FUND, AIM ADVISOR LARGE CAP VALUE FUND, AIM ADVISOR MULTIFLEX FUND, and AIM ADVISOR REAL ESTATE FUND, by shareholders of record on April 30, 1995 of these funds (shareholders whose broker/dealers maintain a single omnibus account with the Transfer Agent on behalf of those shareholders, perform sub-accounting functions with respect to those shareholders, and are unable to segregate shareholders of record prior to April 30, 1995 from shareholders whose accounts were opened after that date will be subject to a CDSC on all purchases made after March 1, 1996).

  Waivers. Contingent deferred sales charges on Class B and Class C shares will be waived on redemptions (1) following the death or post-purchase disability, as defined in Section 72(m)(7) of the Code, of a shareholder or a settlor of a living trust (provided AIM Distributors is notified of such death or post-purchase disability at the time of the redemption request and is provided with satisfactory evidence of such death or post-purchase disability), (2) in connection with certain distributions from IRAs, custodial accounts maintained pursuant to Code Section 403(b), deferred compensation plans qualified under Code Section 457 and plans qualified under Code Section 401 (collectively, "Retirement Plans"), (3) pursuant to a Systematic Withdrawal Plan, provided that amounts withdrawn under such plan do not exceed on an annual basis 12% of the value of the shareholder's investment in Class B or Class C shares at the time the shareholder elects to participate in the Systematic Withdrawal Plan, (4) effected pursuant to the right of a Multiple Class Fund to liquidate a shareholder's account if the aggregate net asset value of shares held in the account is less than the designated minimum account size described in the prospectus of such Multiple Class Fund, (5) effected by AIM of its investment in Class B or Class C shares and (6) of Class C shares where such investor's dealer of record, due to the nature of the investor's account, notifies AIM Distributors prior to the time of investment that the dealer waives the payment otherwise payable to the dealer described in the last paragraph under the caption "Terms and Conditions of Purchase of the AIM Funds -- All Groups of AIM Funds."

  Waiver category (1) above applies only to redemptions of Class B or Class C shares held at the time of death or initial determination of post-purchase disability.

  Waiver category (2) above applies only to redemptions resulting from:

          (i) required minimum distributions to plan participants or beneficiaries who are age 70 1/2 or older, and only with respect to that portion of such distributions which does not exceed 12% annually of the participant's or beneficiary's account value in a particular AIM Fund;

          (ii) in-kind transfers of assets where the participant or beneficiary notifies AIM Distributors of such transfer no later than the time such transfer occurs;

          (iii) tax-free rollovers or transfers of assets to another Retirement Plan invested in Class B or Class C shares of one or more Multiple Class Funds;

          (iv) tax-free returns of excess contributions or returns of excess deferral amounts; and

          (v) distributions upon the death or disability (as defined in the Code) of the participant or beneficiary.

  CONTINGENT DEFERRED SALES CHARGE PROGRAM FOR LARGE PURCHASES. Except for purchases of Class B and Class C shares of a Multiple Class Fund and purchases of shares of the No Load Funds and Lower Load Funds, A CONTINGENT DEFERRED SALES CHARGE OF 1% APPLIES TO PURCHASES OF $1,000,000 OR MORE THAT ARE REDEEMED WITHIN 18 MONTHS OF THE DATE OF PURCHASE. For a description of the AIM Funds participating in the program, see "Terms and Conditions of Purchase of the AIM Funds -- Sales Charges and Dealer Concessions." This charge will be 1% of the lesser of the value of the shares redeemed (excluding reinvested dividends and capital gains distributions) or the total original cost of such shares. In determining whether a contingent deferred sales charge is payable, and the amount of any such charge, shares not subject to the contingent deferred sales charge are redeemed first (including shares purchased by reinvested dividends and capital gains distributions and amounts representing increases from capital appreciation), and then other shares are redeemed in the order of purchase. No such charge will be imposed upon exchanges unless the shares acquired by exchange are redeemed within 18 months of the date the shares were originally purchased. For purposes of computing this 18-MONTH PERIOD, (i) shares of any Load Fund or AIM Cash Reserve shares of AIM MONEY MARKET FUND or Class A shares of AIM DOLLAR FUND which were acquired through an exchange of shares which previously were subject to the 1% contingent deferred sales charge will be credited with the period of time such exchanged shares were held, and (ii) shares of any Load Fund which are subject to the 1% contingent deferred sales charge and which were acquired through an exchange of shares of a Lower Load or a No Load Fund which previously were not subject to the 1% contingent deferred sales charge will not be credited with the period of time such exchanged shares were held. The charge will be waived in the following circumstances: (l) redemptions of shares by employee benefit plans ("Plans") qualified under Sections 401 or 457 of the Code, or Plans created under Section 403(b) of the Code and sponsored by nonprofit organizations as defined under Section 501(c)(3) of the Code, where shares are being redeemed in connection with employee terminations or withdrawals, and (a) the total amount invested in a Plan is at least $1,000,000, (b) the sponsor of a Plan signs a letter of intent to invest at least $1,000,000 in one or more of the AIM Funds, or (c) the shares being redeemed were purchased by an employer-sponsored Plan with at least 100 eligible employees; provided, however, that Plans created under Section 403(b) of the Code which are sponsored by public educational institutions shall qualify under
(a), (b) or (c) above on the basis of the value of each Plan participant's aggregate investment in the AIM Funds, and not on the aggregate investment made by the Plan or on the number of eligible employees; (2) redemptions of shares following the death or post-purchase disability, as defined in Section 72(m)(7) of the Code, of a shareholder or a settlor of a living trust; (3) redemptions of shares purchased at net asset value by private foundations or endowment funds where the initial amount invested was at least $1,000,000; (4) redemptions of shares purchased by an investor in amounts of $1,000,000 or more where such investor's dealer of record, due to the nature of the investor's account, notifies AIM Distributors prior to the time of investment that the dealer waives the payments otherwise payable to the dealer as described in the third paragraph under the caption "Terms and Conditions of Purchase of the AIM Funds -- All Groups of AIM Funds;" and (5) pursuant to a Systematic Withdrawal Plan, provided that amounts withdrawn under such plan do not exceed on an annual basis 12% of the value of the shareholder's investment in Class A shares at the time the shareholder elects to participate in the Systematic Withdrawal Plan.

  Shareholders who purchased $500,000 or more of Class A shares of the AIM/GT Funds prior to June 1, 1998 are entitled to certain waivers of the contingent deferred sales charge on those shares as described in the Statement of Additional Information under "How to Purchase and Redeem Shares."

  REDEMPTIONS BY MAIL. Redemption requests must be in writing and sent to the Transfer Agent. Upon receipt of a redemption request in proper form, payment will be made as soon as practicable, but in any event will normally be made within seven days after receipt. However, in the event of a redemption of shares purchased by check, the investor may be required to wait up to ten business days before the redemption proceeds are sent. See "Terms and Conditions of Purchase of the AIM Funds -- Timing of Purchase Orders."

  Requests for redemption must include: (a) original signatures of each registered owner exactly as the shares are registered; (b) the Fund and the account number of shares to be redeemed; (c) share certificates, either properly endorsed or accompanied by a duly executed stock power, for the shares to be redeemed if such certificates have been issued and the shares are not in the custody of the Transfer Agent; (d) signature guarantees, as described below; and
(e) any additional documents that may be required for redemption by corporations, partnership, trusts or other entities. The burden is on the shareholder to inquire as to whether any additional documentation is required. Any request not in proper form may be rejected and in such case must be renewed in writing.

  In addition to these requirements, shareholders who have invested in a fund to establish as IRA, should include the following information along with a written request for either partial or full liquidation of fund shares; (a) a statement as to whether or not the shareholder has attained age 59 1/2, and (b) a statement as to whether or not the shareholder elects to have federal income tax withheld from the proceeds of the liquidation.

  REDEMPTIONS BY TELEPHONE. Shareholders may request a redemption by telephone. If a shareholder does not wish to allow telephone redemptions by any person in this account, he should decline that option on the account application. The telephone redemption feature can be used only if: (a) the redemption proceeds are to be mailed to the address of record or transferred electronically or wired to the pre-authorized bank account; (b) there has been no change of address of record on the account within the preceding 30 days; (c) the shares to be redeemed are not in certificate form; (d) the person requesting the redemption can provide proper identification information, and (e) the proceeds of the redemption do not exceed $50,000. Accounts in AIM Distributors' prototype retirement plans (such as IRA and IRA/SEP) or 403(b) plans are not eligible for the telephone redemption option. AIM Distributors has made arrangements with certain dealers and investment advisors to accept telephone instructions for the redemption of shares. AIM Distributors reserves the right to impose conditions on these dealers and investment advisors, including the condition that they enter into agreements (which contain additional conditions with respect to the redemption of shares) with AIM Distributors. The Transfer Agent and AIM Distributors will not be liable for any loss, expense or cost arising out of any telephone redemption request effected in accordance with the authorization set forth in the appropriate form if they reasonably believe such request to be genuine, but may in certain cases be liable for losses due to unauthorized or fraudulent transactions if they do not follow reasonable procedures for verification of telephone transactions. Such reasonable procedures may include recordings of telephone transactions (maintained for six months), requests for confirmation of the shareholder's taxpayer identification number and current address, and mailings of confirmations promptly after the transaction.

  EXPEDITED REDEMPTIONS (AIM Cash Reserve shares of AIM MONEY MARKET FUND
ONLY). If a redemption order is received prior to 11:30 a.m. Eastern Time, the redemption will be effective on that day and AIM MONEY MARKET FUND will endeavor to transmit payment on that same business day. If the redemption order is received after 11:30 a.m. and prior to NYSE Close, the redemption will be made at the next determined net asset value and payment will generally be transmitted on the next business day.

  REDEMPTIONS BY CHECK (AIM TAX-EXEMPT CASH FUND, AIM Cash Reserve Shares of AIM MONEY MARKET FUND and Class A shares of AIM DOLLAR FUND). After completing the appropriate authorization form, shareholders may use checks to effect redemptions from AIM TAX-EXEMPT CASH FUND, AIM Cash Reserve Shares of AIM MONEY MARKET FUND and Class A shares of AIM DOLLAR FUND. This privilege does not apply to retirement accounts or qualified plans. Checks may be drawn in any amount of $250 or more. Checks drawn against insufficient shares in the account, against shares held less than ten business days, or in amounts of less than the applicable minimum will be returned to the payee. The payee of the check may cash or deposit it in the same way as an ordinary bank check. When a check is presented on the Transfer Agent for payment, the Transfer Agent will cause a sufficient number of shares of such fund to be redeemed to cover the amount of the check. Shareholders are entitled to dividends on the shares redeemed through the day on which the check is presented to the Transfer Agent for payment.

  TIMING AND PRICING OF REDEMPTION ORDERS. Shares of the various AIM Funds (other than AIM MONEY MARKET FUND) are redeemed at their net asset value next computed after a request for redemption in proper form (including signature guarantees and other required documentation for written redemptions) is received by the Transfer Agent or certain financial institutions (or their designees) who are authorized to accept redemption orders on behalf of the AIM Funds, provided that such orders are transmitted to the Transfer Agent prior to the time set for receipt of such orders, except that shares that are subject to a contingent deferred sales charge, may be subject to the imposition of deferred sales charges that will be deducted from the redemption proceeds. See "Multiple Distribution System" and "Contingent Deferred Sales Charge Program for Large Purchases." Orders for the redemption of shares received in proper form prior to NYSE Close on any business day of an AIM Fund will be confirmed at the price determined as of the close of that day. Orders received after NYSE Close will be confirmed at the price determined on the next business day of an AIM Fund. Redemptions of shares of AIM MONEY MARKET FUND received prior to 12:00 noon or NYSE Close on any business day of the Fund will be confirmed at the price next determined. It is the responsibility of the dealer/financial institution to ensure that all orders are transmitted on a timely basis. Any resulting loss from the dealer/financial institution's failure to submit a request for redemption within the prescribed time frame will be borne by that dealer/financial institution. Telephone redemption requests must be made by NYSE Close on any business day of an AIM Fund and will be confirmed at the price determined as of the close of that day. No AIM Fund will accept requests which specify a particular date for redemption or which specify any special conditions.

  Payment of the proceeds of redeemed shares is normally made within seven days following the redemption date. However, in the event of a redemption of shares purchased by check, the investor may be required to wait up to ten business days before the redemption proceeds are sent. See "Terms and Conditions of Purchase of the AIM Funds -- Timing of Purchase Orders." A charge for special handling (such as wiring of funds or expedited delivery services) may be made by the Transfer Agent. The right of redemption may not be suspended or the date of payment upon redemption postponed except under unusual circumstances such as when trading on the NYSE is restricted or suspended. Payment of the proceeds of redemptions relating to shares for which checks sent in payment have not yet cleared will be delayed until it is determined that the check has cleared, which may take up to ten business days from the date that the check is received.

  SIGNATURE GUARANTEES. A signature guarantee is designed to protect the investor, the AIM Funds, AIM Distributors, and their agents by verifying the signature of each investor seeking to redeem, transfer, or exchange shares of an AIM Fund. Examples of when signature guarantees are required are: (1) redemptions by mail in excess of $50,000; (2) redemptions by mail if the proceeds are to be paid to someone other than the name(s) in which the account is registered; (3) written redemptions requesting proceeds to be sent to other than the bank of record for the account; (4) redemptions requesting proceeds to be sent to a new address or an address that has been changed within the past 30 days; (5) requests to transfer the registration of shares to another owner, (6) telephone exchange and telephone redemption authorization forms; (7) changes in previously designated wiring or electronic funds transfer instructions, and (8) written redemptions or exchanges of shares previously reported as lost, whether or not the redemption amount is under $50,000 or the proceeds are to be sent to the address of record. These requirements may be waived or modified upon notice to shareholders.

  Acceptable guarantors include banks, broker-dealers, credit unions, national securities exchanges, savings associations and any other organization, provided that such institution or organization qualifies as an "eligible guarantor institution" as that term in defined in rules adopted by the Securities and Exchange Commission (the "SEC"), and further provided that such guarantor institution is listed in one of the reference guides contained in the Transfer Agent's current Signature Guarantee Standards and Procedures, such as certain domestic banks, credit unions, securities dealers, or securities exchanges. The Transfer Agent will also accept signatures with either: (1) a signature guaranteed with a medallion stamp of the STAMP Program, or (2) a signature guaranteed with a medallion stamp of the NYSE Medallion Signature Program, provided that in either event, the amount of the transaction involved does not exceed the surety coverage amount indicated on the medallion. For information regarding whether a particular institution or organization qualifies as an "eligible guarantor institution," an investor should contact the Client Services Department of AFS.

  REINSTATEMENT PRIVILEGE (CLASS A SHARES ONLY). Within ninety (90) days of a redemption, a shareholder may invest all or part of the redemption proceeds in Class A shares of any AIM Fund at the net asset value next computed after receipt by the Transfer Agent of the funds to be reinvested; provided, however, if the redemption was made from Class A shares of either AIM LIMITED MATURITY TREASURY FUND or AIM TAX-FREE INTERMEDIATE FUND, the reinvested proceeds will be subject to the difference in sales charge between the shares redeemed and the shares the proceeds are reinvested in. The shareholder must ask the Transfer Agent for such privilege at the time of reinvestment. A realized gain on the redemption is taxable, and reinvestment will not alter the taxes due on any capital gains, except under the circumstances described below. If there has been a loss on the redemption and shares of the same fund are repurchased, all of the loss may not be tax deductible, depending on the timing and amount reinvested. Under the Code, if the redemption proceeds of fund shares on which a sales charge was paid are reinvested in shares of the same fund, or exchanged for shares of another AIM Fund, at a reduced sales charge within 90 days of the payment of the sales charge, the shareholder's basis in the fund shares redeemed may not include the amount of the sales charge paid, thereby reducing the loss or increasing the gain recognized from the redemption; however, the shareholder's basis in the fund shares purchased will include the sales charge. Each AIM Fund may amend, suspend or cease offering the privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation. This privilege may only be exercised once each year by a shareholder with respect to each AIM Fund.

  Shareholders who are assessed a contingent deferred sales charge in connection with the redemption of Class A shares and who subsequently reinvest a portion or all of the value of the redeemed shares in Class A shares of any AIM Fund within ninety (90) days after such redemption may do so at net asset value if such privilege is claimed at the time of reinvestment. Such reinvested proceeds will not be subject to either a front-end sales charge at the time of reinvestment or an additional contingent deferred sales charge upon subsequent redemption. In order to exercise this reinvestment privilege, the shareholder must notify the Transfer Agent of his or her intent to do so at the time of reinvestment. This reinvestment privilege does not apply to Class B or Class C shares.

--------------------------------------------------------------------------------

DETERMINATION OF NET ASSET VALUE

  The net asset value per share (or share price) of each AIM Fund is determined as of 4:00 p.m. Eastern Time (12:00 noon Eastern Time and NYSE Close with respect to AIM MONEY MARKET FUND) on each "business day" of a fund as previously defined. In the event the NYSE closes early (i.e. before 4:00 p.m. Eastern Time) on a particular day, the net asset value of an AIM Fund's share will be determined as of the close of the NYSE on such day. For purposes of defining net asset value per share, futures and options contracts generally will be valued 15 minutes after the close of trading of the NYSE. The net asset value per share is calculated by subtracting a class' liabilities from its assets and dividing the result by the total number of class shares outstanding. The determination of net asset value per share is made in accordance with generally accepted accounting principles. Among other items, liabilities include accrued expenses and dividends payable, and total assets include portfolio securities valued at their market value, as well as income accrued but not yet received. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the supervision of the fund's officers and in accordance with methods which are specifically authorized by its governing Board of Directors or Trustees. Short-term obligations with maturities of 60 days or less, and the securities held by the Money Market Funds, are valued at amortized cost as reflecting fair value. AIM HIGH INCOME MUNICIPAL FUND, AIM MUNICIPAL BOND FUND, AIM TAX-EXEMPT BOND FUND OF CONNECTICUT and AIM TAX-FREE INTERMEDIATE FUND value variable rate securities that have an unconditional demand or put feature exercisable within seven days or less at par, which reflects the market value of such securities.

  Generally, trading in foreign securities, corporate bonds, U.S. Government securities and money market instruments is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of an AIM Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which the values of the securities are determined and the close of the NYSE which will not be reflected in the computation of an AIM Fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Directors or Trustees of the applicable AIM Fund. Securities listed primarily on foreign exchanges may trade on days when the NYSE is closed (such as a Saturday). As a result, the net asset value of a fund may be significantly affected by such trading on days when shareholders cannot purchase or redeem shares of that fund.

--------------------------------------------------------------------------------

DIVIDENDS, DISTRIBUTIONS AND TAX MATTERS

DIVIDENDS AND DISTRIBUTIONS

  Each AIM Fund generally pays dividends and distributions as set forth below:

                                                                                DISTRIBUTIONS    DISTRIBUTIONS
                                                                                   OF NET           OF NET
                                                    DIVIDENDS FROM                REALIZED         REALIZED
                                                    NET INVESTMENT               SHORT-TERM        LONG-TERM
                   FUND                                 INCOME                  CAPITAL GAINS    CAPITAL GAINS
                   ----                             --------------              -------------    -------------
AIM ADVISOR FLEX FUND.....................  declared and paid quarterly       quarterly          annually
AIM ADVISOR INTERNATIONAL VALUE FUND......  declared and paid annually        annually           annually
AIM ADVISOR LARGE CAP VALUE FUND..........  declared and paid quarterly       quarterly          annually
AIM ADVISOR MULTIFLEX FUND................  declared and paid quarterly       quarterly          annually
AIM ADVISOR REAL ESTATE FUND..............  declared and paid quarterly       quarterly          annually
AIM AGGRESSIVE GROWTH FUND................  declared and paid annually        annually           annually
AIM ASIAN GROWTH FUND.....................  declared and paid annually        annually           annually
AIM BALANCED FUND.........................  declared and paid quarterly       annually           annually
AIM BASIC VALUE FUND......................  declared and paid annually        annually           annually
AIM BLUE CHIP FUND........................  declared and paid annually        annually           annually
AIM CAPITAL DEVELOPMENT FUND..............  declared and paid annually        annually           annually
AIM CHARTER FUND..........................  declared and paid quarterly       annually           annually
AIM CONSTELLATION FUND....................  declared and paid annually        annually           annually
AIM DEVELOPING MARKETS FUND...............  declared and paid annually        annually           annually
AIM DOLLAR FUND...........................  declared daily; paid monthly      annually           annually
AIM EMERGING MARKETS FUND.................  declared and paid annually        annually           annually
AIM EMERGING MARKETS DEBT FUND............  declared and paid monthly         annually           annually
AIM EUROPE GROWTH FUND....................  declared and paid annually        annually           annually
AIM EUROPEAN DEVELOPMENT FUND.............  declared and paid annually        annually           annually
AIM GLOBAL AGGRESSIVE GROWTH FUND.........  declared and paid annually        annually           annually
AIM GLOBAL CONSUMER PRODUCTS AND SERVICES
  FUND....................................  declared and paid annually        annually           annually
AIM GLOBAL FINANCIAL SERVICES FUND........  declared and paid annually        annually           annually

                                                                                DISTRIBUTIONS    DISTRIBUTIONS
                                                                                   OF NET           OF NET
                                                    DIVIDENDS FROM                REALIZED         REALIZED
                                                    NET INVESTMENT               SHORT-TERM        LONG-TERM
                   FUND                                 INCOME                  CAPITAL GAINS    CAPITAL GAINS
                   ----                             --------------              -------------    -------------
AIM GLOBAL GOVERNMENT INCOME FUND.........  declared and paid monthly         annually           annually
AIM GLOBAL GROWTH FUND....................  declared and paid annually        annually           annually
AIM GLOBAL GROWTH & INCOME FUND...........  declared and paid quarterly       annually           annually
AIM GLOBAL HEALTH CARE FUND...............  declared and paid annually        annually           annually
AIM GLOBAL INCOME FUND....................  declared daily; paid monthly      annually           annually
AIM GLOBAL INFRASTRUCTURE FUND............  declared and paid annually        annually           annually
AIM GLOBAL RESOURCES FUND.................  declared and paid annually        annually           annually
AIM GLOBAL TELECOMMUNICATIONS FUND........  declared and paid annually        annually           annually
AIM GLOBAL TRENDS FUND....................  declared and paid annually        annually           annually
AIM GLOBAL UTILITIES FUND.................  declared daily; paid monthly      annually           annually
AIM HIGH INCOME MUNICIPAL FUND............  declared daily; paid monthly      annually           annually
AIM HIGH YIELD FUND.......................  declared daily; paid monthly      annually           annually
AIM INCOME FUND...........................  declared daily; paid monthly      annually           annually
AIM INTERMEDIATE GOVERNMENT FUND..........  declared daily; paid monthly      annually           annually
AIM INTERNATIONAL EQUITY FUND.............  declared and paid annually        annually           annually
AIM INTERNATIONAL GROWTH FUND.............  declared and paid annually        annually           annually
AIM JAPAN GROWTH FUND.....................  declared and paid annually        annually           annually
AIM LATIN AMERICAN GROWTH FUND............  declared and paid annually        annually           annually
AIM LIMITED MATURITY TREASURY FUND........  declared daily; paid monthly      annually           annually
AIM MID CAP EQUITY FUND...................  declared and paid annually        annually           annually
AIM MONEY MARKET FUND.....................  declared daily; paid monthly      at least annually  annually
AIM MUNICIPAL BOND FUND...................  declared daily; paid monthly      annually           annually
AIM NEW PACIFIC GROWTH FUND...............  declared and paid annually        annually           annually
AIM SELECT GROWTH FUND....................  declared and paid annually        annually           annually
AIM SMALL CAP GROWTH FUND.................  declared and paid annually        annually           annually
AIM SMALL CAP OPPORTUNITIES FUND..........  declared and paid annually        annually           annually
AIM STRATEGIC INCOME FUND.................  declared and paid monthly         annually           annually
AIM TAX-EXEMPT BOND FUND OF CONNECTICUT...  declared daily; paid monthly      annually           annually
AIM TAX-EXEMPT CASH FUND..................  declared daily; paid monthly      at least annually  annually
AIM TAX-FREE INTERMEDIATE FUND............  declared daily; paid monthly      annually           annually
AIM VALUE FUND............................  declared and paid annually        annually           annually
AIM WEINGARTEN FUND.......................  declared and paid annually        annually           annually
AIM WORLDWIDE GROWTH FUND.................  declared and paid annually        annually           annually

  In determining the amount of capital gains, if any, available for distribution, net capital gains are offset against available net capital losses, if any, carried forward from previous fiscal periods. Each AIM Fund may make additional distributions, if necessary, to avoid a non-deductible 4% federal excise tax on certain undistributed income and capital gain (the "Excise Tax").

  All dividends and distributions of an AIM Fund are automatically reinvested on the payment date in full and fractional shares of such fund, unless the shareholder has made an alternate election as to the method of payment. Dividends and distributions attributable to a class are reinvested in additional shares of such class, absent an election by a shareholder to receive cash or to have such dividends and distributions reinvested in like shares of another Multiple Class Fund, to the extent permitted. For funds that do not declare a dividend daily, such dividends and distributions will be reinvested at the net asset value per share determined on the ex-dividend date. For funds that declare a dividend daily, such dividends and distributions will be reinvested at the net asset value per share determined on the payable date. Shareholders may elect, by written notice to the Transfer Agent, to receive such distributions, or the dividend portion thereof, in cash, or to invest such dividends and distributions in shares of another fund in the AIM Funds; provided that (i) dividends and distributions attributable to Class B shares may only be reinvested in Class B shares, (ii) dividends and distributions attributable to Class C shares may only be reinvested in Class C shares, (iii) dividends and distributions attributable to Class A shares may not be reinvested in Class B or Class C shares, and (iv) dividends and distributions attributable to the AIM Cash Reserve Shares of AIM MONEY MARKET FUND may not be reinvested in the Class A shares of that Fund or in any Class B or Class C shares. Investors who have not previously selected such a reinvestment option on the account application form may contact the Transfer Agent at any time to obtain a form to authorize such reinvestments in another AIM Fund. Such reinvestments into the AIM Funds are not subject to sales charges, and shares so purchased are automatically credited to the account of the shareholder.

  Dividends on Class B and Class C shares of an AIM Fund are expected to be lower than dividends for Class A shares of that fund or AIM Cash Reserve Shares because of higher distribution fees paid by Class B and Class C shares. Dividends on all shares may also be affected by other class-specific expenses.

  Changes in the form of dividend and distribution payments may be made by the shareholder at any time by notice to the Transfer Agent and are effective as to any subsequent payment if such notice is received by the Transfer Agent prior to the record date of such payment. Any dividend and distribution election remains in effect until the Transfer Agent receives a revised written election by the shareholder.

  Any dividend or distribution paid by a fund which does not declare dividends daily has the effect of reducing the net asset value per share on the ex-dividend date by the amount of the dividend or distribution. Therefore, a dividend or distribution declared shortly after a purchase of shares by an investor would represent, in substance, a return of capital to the shareholder with respect to such shares even though it would be subject to income taxes, as discussed below.

TAX MATTERS

  Each AIM Fund has qualified and intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Code. As long as a fund qualifies for this tax treatment, it is not subject to federal income tax on net investment income, net capital gains and net gains from foreign currency transactions, if any, that are distributed to its shareholders. Each fund, for all federal tax purposes (including determining taxable income, distribution requirements and other requirements of Subchapter M), is treated as a separate corporation. Therefore, no fund may offset its gains against another fund's losses, and each fund must individually comply with all of the provisions of the Code that are applicable to its operations.

  TAX TREATMENT OF DIVIDENDS AND DISTRIBUTIONS -- GENERAL. Because each AIM Fund intends to distribute to its shareholders substantially all of its net investment income, net realized capital gains and net gains from foreign currency transactions, if any, it is not expected that any such fund will be required to pay any federal income tax on amounts that it has distributed. Each AIM Fund also intends to meet the distribution requirements of the Code to avoid imposition of the Excise Tax. Nevertheless, shareholders normally are subject to federal income tax, and any applicable state and local income taxes, on the dividends and distributions received by them from a fund whether in the form of cash or additional fund shares, except for "exempt-interest dividends" paid by AIM HIGH INCOME MUNICIPAL FUND, AIM MUNICIPAL BOND FUND, AIM TAX-EXEMPT BOND FUND OF CONNECTICUT, AIM TAX-EXEMPT CASH FUND and AIM TAX-FREE INTERMEDIATE FUND (the "Tax-Exempt Funds"), which are exempt from federal income tax. With respect to tax-exempt shareholders, dividends and distributions from the AIM Funds are not subject to federal income taxation to the extent permitted under the applicable tax exemption.

  Dividends from an AIM Fund's net investment income, net short-term capital gain and net gains from certain foreign currency transactions are taxable to its shareholders as ordinary income to the extent of its earnings and profits. Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) are taxable as long-term capital gains, regardless of the length of time the shareholder held his shares. Under the Taxpayer Relief Act of 1997, different maximum tax rates apply to a non-corporate taxpayer's net capital gain depending on the taxpayer's holding period and marginal rate of federal income tax -- generally, 28% for gain recognized on capital assets held for more than one year but not more than 18 months and 20% (10% for taxpayers in the 15% marginal tax bracket) for gain recognized on capital assets held for more than 18 months. An AIM Fund may divide each net capital gain distribution into a 28% rate gain distribution and a 20% rate gain distribution (in accordance with its holding periods for the securities it sold that generated the distributed gain), in which event its shareholders must treat those portions accordingly; thus, the relevant holding period is determined by how long the fund has held the securities on which the gain was realized, not by how long a shareholder has held fund shares. Recent legislation provides that a maximum tax rate of 20% (10% for taxpayers in the 15% marginal tax bracket) will apply to gain recognized after December 31, 1997 on capital assets held for more than one year.

  Dividends paid by a fund (but not other distributions) may qualify for the federal 70% dividends received deduction for corporate shareholders to the extent of the qualifying dividends received by the fund on domestic common or preferred stock. It is not likely that dividends received from AIM ADVISOR INTERNATIONAL VALUE FUND, AIM ADVISOR REAL ESTATE FUND, AIM ASIAN GROWTH FUND, AIM DEVELOPING MARKETS FUND, AIM DOLLAR FUND, AIM EMERGING MARKETS FUND, AIM EMERGING MARKETS DEBT FUND, AIM EUROPEAN DEVELOPMENT FUND, AIM EUROPE GROWTH FUND, AIM GLOBAL AGGRESSIVE GROWTH FUND, AIM GLOBAL GOVERNMENT INCOME FUND, AIM GLOBAL GROWTH FUND, AIM GLOBAL INCOME FUND, AIM GLOBAL TRENDS FUND, AIM HIGH YIELD FUND, AIM INCOME FUND, AIM INTERMEDIATE GOVERNMENT FUND, AIM INTERNATIONAL EQUITY FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH FUND, AIM LATIN AMERICAN GROWTH FUND, AIM LIMITED MATURITY TREASURY FUND, AIM MONEY MARKET FUND, AIM NEW PACIFIC GROWTH FUND, AIM STRATEGIC INCOME FUND or any of the Tax-Exempt Funds will qualify for this dividends received deduction.

  Shortly after the end of each year, shareholders will receive information regarding the amount and federal income tax treatment of all dividends and distributions paid during the year. The information regarding capital gain distributions will designate the portions thereof subject to the different maximum rates of tax applicable to non-corporate taxpayers' net capital gain indicated above. Certain dividends and distributions declared in October, November or December of a calendar year are taxable to shareholders as though received on December 31 of that year if paid to them during January of the following calendar year. No gain or loss will be recognized by shareholders upon the automatic conversion of Class B shares of a Multiple Class Fund into Class A shares of such fund.

  For each redemption of a fund's shares by a non-exempt shareholder, the fund or the securities dealer effecting the transaction is required to file an information return with the IRS.

  TO AVOID BEING SUBJECT TO FEDERAL INCOME TAX WITHHOLDING AT THE RATE OF 31% ON TAXABLE DIVIDENDS, DISTRIBUTIONS AND REDEMPTION PAYMENTS, INDIVIDUALS AND CERTAIN OTHER NON-CORPORATE SHAREHOLDERS OF A FUND MUST FURNISH THE FUND WITH THEIR TAXPAYER IDENTIFICATION NUMBER AND CERTIFY UNDER PENALTIES OF PERJURY THAT THE NUMBER PROVIDED IS CORRECT AND THAT THEY ARE NOT SUBJECT TO BACKUP WITHHOLDING FOR ANY REASON.

  Under the Code, nonresident alien individuals, foreign partnerships and foreign corporations may be subject to federal income tax withholding at a 30% rate on ordinary income dividends. Under applicable treaty law, residents of treaty countries may qualify for a reduced rate of withholding or a withholding exemption.

  DIVIDENDS AND DISTRIBUTIONS MAY BE SUBJECT TO TREATMENT UNDER FOREIGN, STATE OR LOCAL TAX LAWS THAT DIFFERS FROM THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED HEREIN. ADDITIONAL INFORMATION ABOUT TAXES IS SET FORTH IN THE STATEMENTS OF ADDITIONAL INFORMATION. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE INVESTING.

  TAX-EXEMPT FUNDS -- SPECIAL TAX INFORMATION. Shareholders will not be required to include the "exempt-interest" portion of dividends paid by the Tax-Exempt Funds in their gross income for federal income tax purposes. However, shareholders will be required to report the receipt of exempt-interest dividends and other tax-exempt interest on their federal income tax returns. Moreover, exempt-interest dividends from the Tax-Exempt Funds may be subject to state income taxes, may affect the amount of social security and railroad retirement benefits subject to federal income tax, may affect the deductibility of interest on certain indebtedness of a shareholder, and may have other collateral federal income tax consequences. In addition, the Tax-Exempt Funds may invest in Municipal Securities the interest on which will constitute an item of tax preference and which therefore could give rise to a federal alternative minimum tax liability for certain shareholders; each Tax-Exempt Fund may invest up to 20% of its net assets in such securities and other taxable securities. For additional information concerning the alternative minimum tax and certain collateral tax consequences of the receipt of exempt-interest dividends, see the Statements of Additional Information applicable to the Tax-Exempt Funds.

  The Tax-Exempt Funds may pay dividends to shareholders that are taxable, but will endeavor to avoid investments that would result in taxable dividends. The percentage of dividends that constitutes exempt-interest dividends, and the percentage thereof (if any) that constitutes items of tax preference, will be determined annually. These percentages may differ from the actual percentages for any particular day.

  To the extent that dividends are derived from taxable investments or net realized short-term capital gains, they will constitute ordinary income for federal income tax purposes, whether received in cash or additional fund shares. Distributions of net capital gain will be taxable as long-term capital gains, whether received in cash or additional fund shares and regardless of the length of time a shareholder may have held his shares.

  From time to time, proposals have been introduced before Congress that would have the effect of reducing or eliminating the federal tax exemption on Municipal Securities. If such a proposal were enacted, the ability of the Tax-Exempt Funds to pay exempt-interest dividends might be adversely affected.

  AIM BASIC VALUE FUND, AIM DOLLAR FUND, AIM GLOBAL GOVERNMENT INCOME FUND, AIM GLOBAL GROWTH & INCOME FUND, AIM GLOBAL HIGH INCOME FUND, AIM INTERMEDIATE GOVERNMENT FUND, AIM LIMITED MATURITY TREASURY FUND, AIM MID CAP EQUITY FUND, AIM SMALL CAP GROWTH FUND, AIM STRATEGIC INCOME FUND -- SPECIAL TAX INFORMATION. Certain states exempt from income taxes dividends paid by mutual funds attributable to interest on U.S. Treasury and certain other U.S. government obligations. Investors should consult with their own tax advisors concerning the availability of such exemption.

  AIM ADVISOR INTERNATIONAL VALUE FUND, AIM ASIAN GROWTH FUND, AIM DEVELOPING MARKETS FUND, AIM EMERGING MARKETS FUND, AIM EUROPE GROWTH FUND, AIM EUROPEAN DEVELOPMENT FUND, AIM GLOBAL AGGRESSIVE GROWTH FUND, AIM GLOBAL CONSUMER PRODUCTS AND SERVICES FUND, AIM GLOBAL FINANCIAL SERVICES FUND, AIM GLOBAL GROWTH FUND, AIM GLOBAL GROWTH & INCOME FUND, AIM GLOBAL HEALTH CARE FUND, AIM GLOBAL INCOME FUND, AIM GLOBAL INFRASTRUCTURE FUND, AIM GLOBAL RESOURCES FUND, AIM GLOBAL TELECOMMUNICATIONS FUND, AIM GLOBAL UTILITIES FUND, AIM INTERNATIONAL EQUITY FUND, AIM INTERNATIONAL GROWTH FUND, AIM JAPAN GROWTH FUND, AIM LATIN AMERICAN GROWTH FUND, AIM NEW PACIFIC GROWTH FUND, AIM WORLDWIDE GROWTH
FUND -- SPECIAL TAX INFORMATION. For taxable years in which it is eligible to do so, each of these funds may elect to pass through to its shareholders credits for foreign taxes paid. If a fund makes such an election, a shareholder who receives a distribution (1) will be required to include in gross income his proportionate share of foreign taxes allocable to the distribution and (2) may claim a credit or deduction for such share for his taxable year in which the distribution is received, subject to the general limitations imposed on the allowance of foreign tax credits and deductions. Shareholders should also note that certain gains or losses attributable to fluctuations in exchange rates or foreign currency forward contracts may increase or decrease the amount of income of the fund available for distribution to shareholders and should note that if, for any fund, such losses exceed other income during a taxable year, the fund would not be able to pay ordinary income dividends for that year.

--------------------------------------------------------------------------------

GENERAL INFORMATION

  CUSTODIAN AND TRANSFER AGENT. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as custodian for the portfolio securities and cash of the AIM Funds other than AIM HIGH INCOME MUNICIPAL FUND, AIM MUNICIPAL BOND FUND, AIM LIMITED MATURITY TREASURY FUND, AIM TAX-EXEMPT BOND FUND OF CONNECTICUT, AIM TAX-EXEMPT CASH FUND and AIM TAX-FREE INTERMEDIATE FUND, for which The Bank of New York, 90 Washington Street, 11th Floor, New York, New York 10286, serves as custodian. Chase Bank of Texas, N.A., P.O. Box 2558, Houston, Texas 77252-8084, serves as Sub-Custodian for retail purchases of the AIM Funds.

  A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739, a wholly owned subsidiary of AIM, serves as each AIM Fund's transfer agent and dividend payment agent.

  SHAREHOLDER INQUIRIES. Shareholder inquiries concerning their accounts should be directed to an A I M Fund Services, Inc. Client Services Representative by calling (800) 959-4246. The Transfer Agent may impose certain copying charges for requests for copies of shareholder account statements and other historical account information older than the current year and the immediately preceding year.

  YEAR 2000 COMPLIANCE PROJECT. In providing services to the AIM Funds, AIM Management and its subsidiaries rely on both internal software systems as well as external software systems provided by third parties. Many software systems in use today are unable to distinguish the year 2000 from the year 1900. This defect if not cured will likely adversely affect the services that AIM Management, its subsidiaries and other service providers to the AIM Funds provide the AIM Funds and their shareholders.

  To address this issue, AIM Management and its subsidiaries, together with independent technology consultants, are undertaking a comprehensive Year 2000 Compliance Project (the "Project"). The Project consists of three phases, namely
(i) inventorying every software application in use at AIM Management and its subsidiaries, as well as remote, third party software systems on which AIM Management and its subsidiaries rely, (ii) identifying those applications that may not function properly after December 31, 1999, and (iii) correcting and subsequently testing those applications that may not function properly after December 31, 1999. Phases (i) and (ii) are complete and Phase (iii) has commenced. The Project is scheduled to be completed during the second quarter of 1999. Software applications acquired by AIM Management and its subsidiaries after completion of the Project will be viewed to confirm year 2000 compliance upon installation. No assurance can be given that the Project will be successful or that the AIM Funds will not otherwise be adversely affected by the year 2000 issue.

  OTHER INFORMATION. This Prospectus sets forth basic information that investors should know about the fund(s) named on the cover page prior to investing. Recipients of this Prospectus will be provided with a copy of the annual report of the fund(s) to which this Prospectus relates, upon request and without charge. If several members of a household own shares of the same fund, only one annual or semi-annual report will be mailed to that address. To receive additional copies, please call (800) 347-4246, or write to A I M Distributors, Inc., P.O. Box 4739, Houston, Texas 77210-4739. A Statement of Additional Information has been filed with the SEC and is available upon request and without charge, by writing or calling AIM Distributors. The SEC maintains a Web site at http://www.sec.gov that contains the Statement of Additional Information, material incorporated by reference, and other information regarding the Fund. This Prospectus omits certain information contained in the registration statement filed with the SEC. Copies of the registration statement, including items omitted from this Prospectus, may be obtained from the SEC by paying the charges prescribed under its rules and regulations.

                            APPLICATION INSTRUCTIONS

  SOCIAL SECURITY OR TAXPAYER ID NUMBER. Investors should make sure that the social security number or taxpayer identification number (TIN) which appears in
Section 1 of the Application complies with the following guidelines:
--------------------------------------------------------------------------------


                                   Give Social Security                                           GIVE TAXPAYER I.D.
        ACCOUNT TYPE                    NUMBER OF:                     ACCOUNT TYPE                   NUMBER OF:
      Individual              Individual                       Trust, Estate, Pension        Trust, Estate, Pension
                                                               Plan Trust                    Plan Trust and not
                                                                                             personal TIN of fiduciary
      Joint Individual        First individual listed in the
                              "Account Registration" portion
                              of the Application
      Unif. Gifts to          Minor                            Corporation, Partnership,     Corporation, Partnership,
      Minors/Unif.                                             Other Organization            Other Organization
      Transfers to Minors
      Legal Guardian          Ward, Minor or
                              Incompetent
      Sole Proprietor         Owner of Business                Broker/Nominee                Broker/Nominee

--------------------------------------------------------------------------------

  Applications without a certified TIN will not be accepted unless the applicant is a nonresident alien, foreign corporation or foreign partnership and has attached a completed IRS Form W-8.

  BACKUP WITHHOLDING. Each AIM Fund, and other payers, must, according to IRS regulations, withhold 31% of redemption payments and reportable dividends (whether paid or accrued) in the case of any shareholder who fails to provide the Fund with a TIN and a certification that he is not subject to backup withholding.

  An investor is subject to backup withholding if:

  (1) the investor fails to furnish a correct TIN to the Fund, or

  (2) the IRS notifies the Fund that the investor furnished an incorrect TIN, or

  (3) the investor is notified by the IRS that the investor is subject to backup withholding because the investor failed to report all of the interest and dividends on such investor's tax return (for reportable interest and dividends only), or

  (4) the investor fails to certify to the Fund that the investor is not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or

  (5) the investor does not certify his TIN. This applies only to reportable interest, dividend, broker or barter exchange accounts opened after 1983, or broker accounts considered inactive during 1983.

  Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applies.

  Certain payees and payments are exempt from backup withholding and information reporting and such entities should check the box "Exempt from Backup Withholding" on the Application. A complete listing of such exempt entities appears in the Instructions for the Requester of Form W-9 (which can be obtained from the IRS) and includes, among others, the following:

- a corporation
- an organization exempt from tax under Section 501(a), an individual retirement plan (IRA), or a custodial account under Section 403(b)(7)
- the United States or any of its agencies or instrumentalities
- a state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
- a foreign government or any of its political subdivisions, agencies or instrumentalities
- an international organization or any of its agencies or instrumentalities
- a foreign central bank of issue
- a dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
- a futures commission merchant registered with the Commodity Futures Trading Commission
- a real estate investment trust
- an entity registered at all times during the tax year under the Investment Company Act of 1940
- a common trust fund operated by a bank under Section 584(a)
- a financial institution
- a middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List
- a trust exempt from tax under Section 664 or described in Section 4947

  Investors should contact the IRS if they have any questions concerning entitlement to an exemption from backup withholding.
NOTE: Section references are to sections of the Code.

  IRS PENALTIES -- Investors who do not supply the AIM Funds with a correct TIN will be subject to a $50 penalty imposed by the IRS unless such failure is due to reasonable cause and not willful neglect. If an investor falsifies information on this form or makes any other false statement resulting in no backup withholding on an account which should be subject to backup withholding, such investor may be subject to a $500 penalty imposed by the IRS and to certain criminal penalties including fines and/or imprisonment.

                                                                       MCF-07/98

  NONRESIDENT ALIENS -- Nonresident alien individuals and foreign entities are not subject to the backup withholding previously discussed, but must certify their foreign status by attaching IRS Form W-8 to their application. Form W-8 remains in effect for three calendar years beginning with the calendar year in which it is received by the Fund. Such shareholders may, however, be subject to appropriate withholding as described in the Prospectus under "Dividends, Distributions and Tax Matters."

  SPECIAL INFORMATION REGARDING TELEPHONE EXCHANGE PRIVILEGE. By signing the new Account Application form, an investor appoints the Transfer Agent as his true and lawful attorney-in-fact to surrender for redemption any and all unissued shares held by the Transfer Agent in the designated account(s), or in any other account with any of the AIM Funds, present or future, which has the identical registration as the designated account(s), with full power of substitution in the premises. The Transfer Agent and AIM Distributors are thereby authorized and directed to accept and act upon any telephone redemptions of shares held in any of the account(s) listed, from any person who requests the redemption proceeds to be applied to purchase shares in any one or more of the AIM Funds, provided that such fund is available for sale and provided that the registration and mailing address of the shares to be purchased are identical to the registration of the shares being redeemed. An investor acknowledges by signing the form that he understands and agrees that the Transfer Agent and AIM Distributors may not be liable for any loss, expense or cost arising out of any telephone exchange requests effected in accordance with the authorization set forth in these instructions if they reasonably believe such request to be genuine, but may in certain cases be liable for losses due to unauthorized or fraudulent transactions. Procedures for verification of telephone transactions may include recordings of telephone transactions (maintained for six months), requests for confirmation of the shareholder's Social Security Number and current address, and mailings of confirmations promptly after the transaction. The Transfer Agent reserves the right to cease to act as attorney-in-fact subject to this appointment, and AIM Distributors reserves the right to modify or terminate the telephone exchange privilege at any time without notice. An investor may elect not to have this privilege by marking the appropriate box on the application. Then any exchanges must be effected in writing by the investor (see the applicable Fund's prospectus under the caption "Exchange Privilege -- Exchanges by Mail").

  SPECIAL INFORMATION REGARDING TELEPHONE REDEMPTION PRIVILEGE. By signing the new Account Application form, an investor appoints the Transfer Agent as his true and lawful attorney-in-fact to surrender for redemption any and all unissued shares held by the Transfer Agent in the designated account(s), present or future, with full power of substitution in the premises. The Transfer Agent and AIM Distributors are thereby authorized and directed to accept and act upon any telephone redemptions of shares held in any of the account(s) listed, from any person who requests the redemption. An investor acknowledges by signing the form that he understands and agrees that the Transfer Agent and AIM Distributors may not be liable for any loss, expense or cost arising out of any telephone redemption requests effected in accordance with the authorization set forth in these instructions if they reasonably believe such request to be genuine, but may in certain cases be liable for losses due to unauthorized or fraudulent transactions. Procedures for verification of telephone transactions may include recordings of telephone transactions (maintained for six months), requests for confirmation of the shareholder's Social Security Number and current address, and mailings of confirmations promptly after the transactions. The Transfer Agent reserves the right to cease to act as attorney-in-fact subject to this appointment, and AIM Distributors reserves the right to modify or terminate the telephone redemption privilege at any time without notice. An investor may elect not to have this privilege by marking the appropriate box on the application. Then any redemptions must be effected in writing by the investor (see the applicable Fund's prospectus under the caption "How to Redeem
Shares -- Redemptions by Mail").

                                                                       MCF-07/98

[AIM LOGO APPEARS HERE]         THE AIM FAMILY OF FUNDS--Registered Trademark--

Investment Manager
A I M Advisors, Inc.
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

Sub-Advisor
INVESCO (NY), Inc.
50 California Street, 27th Floor
San Francisco, CA 94111

Principal Underwriter
A I M Distributors, Inc.
P.O. Box 4739
Houston, TX 77210-4739

Transfer Agent
A I M Fund Services, Inc.
P.O. Box 4739
Houston, TX 77210-4739

Custodian
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Independent Accountants
PricewaterhouseCoopers LLP
One Post Office Square
Boston, MA 02109

For more complete information about any other fund in The AIM Family of Funds--Registered Trademark--, including charges and expenses, please call (800) 347-4246 or write to A I M Distributors, Inc. and request a free prospectus. Please read the prospectus carefully before you invest or send money.

ITG-PRO-1